As filed with the Securities and Exchange Commission on January 18, 2011

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Tenaris S.A.

(Exact name of registrant as specified in its charter)

Grand Duchy of Luxembourg	Not Applicable	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Translation of Registrant’s name into English)	(IRS Employer Identification Number)

46a, Avenue John F. Kennedy – 2nd floor

L-1855 Luxembourg

Telephone: (352) 26 47 89 78

(Address and telephone number of registrant’s principal executive offices)

Chris D. North

Tenaris Global Services U.S.A. Corporation

2200 West Loop South, 8th Floor,

Houston, TX 77027

Telephone: (713) 767-4400

(Name, address and telephone number of agent for service)

Please send copies of all communications to:

Cristián J. P. Mitrani Mitrani, Caballero, Rosso Alba, Francia, Ojam & Ruiz Moreno Abogados Alicia Moreau de Justo 400, 3rd Floor C1107AAH – Buenos Aires, Argentina Telephone: + 54 (11) 4590-8600	Robert S. Risoleo, Esq. Sullivan & Cromwell LLP 1701 Pennsylvania Avenue N.W. Washington, D.C. 20006 Telephone: 212-956-7500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum aggregate offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Debt Securities	(1)(2)	(1)(2)	(1)(2)	(1)(2)
Debt Warrants	(1)	(1)	(1)	(1)
Ordinary Shares, par value USD1.00 per share (3)	(1)	(1)	(1)	(1)

(1)	An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be issued at indeterminate prices. In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrant is deferring payment of the entire registration fee.
(2)	Includes an indeterminate number of debt securities that may be issued upon exercise of warrants registered hereby.
(3)	The ordinary shares may be represented by American Depositary Shares (“ADSs”), each representing two ordinary shares, evidenced by American Depository Receipts (“ADRs”) or uncertificated securities, to be issued upon deposit of the ordinary shares being registered hereby, and that have been registered pursuant to a separate registration statement on Form F-6 (File No. 333-168673) filed on August 9, 2010, or will be registered pursuant to a further registration statement on Form F-6.

PROSPECTUS

Tenaris S.A.

Debt Securities

Debt Warrants

Ordinary Shares

American Depositary Shares representing Ordinary Shares

From time to time and subject to our articles of association and applicable law, we may offer, issue and sell debt securities, debt warrants, ordinary shares and American Depositary Shares (“ADSs”) representing ordinary shares in one or more offerings. This prospectus may also be used by a selling security holder to sell securities from time to time.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. When securities are offered under this prospectus, we will provide a prospectus supplement describing the specific terms of any securities to be offered, and the specific manner in which they may be offered, including the amount and price of the offered securities. The prospectus supplement may also add, update or change information contained in this prospectus. If any securities are to be sold by selling security holders, information concerning the security holders will be included in a supplement or supplements to this prospectus. The prospectus supplement may also incorporate by reference certain of our filings with the Securities and Exchange Commission. This prospectus may not be used unless accompanied by a prospectus supplement or the applicable information is included in our filings with or submissions to the Securities and Exchange Commission. You should carefully read this prospectus and any prospectus supplement, together with any documents incorporated by reference, before you invest in any of our securities.

Our ADSs are listed on the New York Stock Exchange (“NYSE”) and trade under the ticker symbol “TS”. Our ordinary shares are listed on the Buenos Aires Stock Exchange, the Mexican Stock Exchange and the Italian Stock Exchange. On January 13, 2011, the closing price of our ordinary shares on the Mexican Stock Exchange was MNX 278 per share. On January 14, 2011, the closing price of our ADSs on the NYSE was USD 46.49 per ADS. On January 17, 2011 the closing price of our ordinary shares on the Buenos Aires Stock Exchange was ARS 93.90 per share and on the Italian Stock Exchange was EUR 17.25 per share. Our headquarters are located at 46a, Avenue John F. Kennedy – 2nd floor, L-1855 Luxembourg, and our telephone number is +(352) 26 47 89 78.

We and/or the selling security holders may offer and sell the securities directly to purchasers, through underwriters, dealers or agents, or through any combination of these methods, on a continuous or delayed basis. If securities are sold by selling security holders, we will not receive any proceeds from such sale.

Investing in our securities involves risks. You should carefully consider the “Risk Factors” beginning on page 5 of this prospectus, the “Risk Factors” beginning on page 6 of our annual report on Form 20-F for the fiscal year ended December  31, 2009, filed with the Securities and Exchange Commission on June  30, 2010, or the risk factors included in any subsequent annual report on Form 20-F that we file, as well as the risk factors included in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated January 18, 2011.

i

ABOUT THIS PROSPECTUS

In this prospectus, unless the context otherwise requires or if otherwise indicated, references to the “Company”, “we”, “us” or “our” refer to Tenaris S.A. only and do not include its consolidated subsidiaries and references to “Tenaris” are to Tenaris S.A. and its consolidated subsidiaries.

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf process, the securities covered by this prospectus may be sold in one or more offerings. Each time we or any selling security holder offers securities under the registration statement, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Before you invest in any securities offered under this prospectus, you should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Available Information.” The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities offered under this prospectus. Statements contained in this prospectus and the applicable prospectus supplement about the provisions or content of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents. That registration statement can be read at the SEC website or at the SEC offices mentioned under the heading “Available Information.”

You should rely only on the information contained or incorporated by reference in this prospectus, any related free writing prospectus or the applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information. This prospectus may only be used to sell securities if it is accompanied by a prospectus supplement or the applicable information is included in our filings or submissions to the SEC. This prospectus may only be used where it is legal to offer and sell these securities. You should not assume that the information contained or incorporated by reference in this prospectus, the applicable prospectus supplement or any other offering material is accurate as of any date other than the dates on the front of those documents.

AVAILABLE INFORMATION

We are subject to the information requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), applicable to a foreign private issuer and, accordingly, file or furnish reports, including annual reports on Form 20-F, reports on Form 6-K, and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC’s internet site at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

We have filed with the SEC a registration statement on Form F-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s internet site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus will be incorporated by reference into this prospectus and will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules).

We also incorporate by reference into this prospectus the following documents or information filed or furnished, as appropriate, by us with the SEC:

(1)	Annual Report on Form 20-F for the fiscal year ended December 31, 2009, filed on June 30, 2010 (the “Annual Report”);

(2)	Report on Form 6-K, dated on August 4, 2010 and furnished to the SEC on August 5, 2010 (File No. 001-31518-10993069);

(3)	Report on Form 6-K, dated on August 5, 2010 and furnished to the SEC on August 5, 2010 (File No. 001-31518-10993071);

(4)	Report on Form 6-K, dated on November 4, 2010 and furnished to the SEC on November 5, 2010 (File No. 001-31518-101166650);

(5)	Report on Form 6-K, dated on November 8, 2010 and furnished to the SEC on November 8, 2010 (File No. 001-31518-101170582);

(6)	Our reports on Form 6-K furnished to the SEC after the date of this prospectus only to the extent that the forms expressly state that we incorporate them by reference in this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus. You may request a copy of these documents by writing or telephoning us at our registered office at the following address:

Tenaris S.A.

46a, Avenue John F. Kennedy – 2nd Floor

L-1855 Luxembourg

Attention: Adelia Soares

Telephone: (352) 26 68 31 52

We maintain an internet site at www.tenaris.com. Information contained in or otherwise accessible through this website is not a part of this prospectus. All references in this prospectus to this internet site are inactive textual references to these URLs, or “uniform resource locators” and are for informational reference only. We assume no responsibility for the information contained on this web site.

FORWARD-LOOKING STATEMENTS

This prospectus, the accompanying prospectus supplement and the documents incorporated in this prospectus by reference contain statements which may constitute “forward-looking statements” within the meaning of and subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not based on historical facts but instead represent only our belief regarding future events, many of which, by their nature, are inherently uncertain and outside our control.

We use words such as “aim”, “will likely result”, “will continue”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “should”, “will pursue”, “anticipate”, “estimate”, “expect”, “project”, “intend”, “plan”, “believe” and words and terms of similar substance to identify forward-looking statements, but they are not the only way we identify such statements. All forward-looking statements are management’s present expectations of future events and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. In addition to the risks related to our business discussed under Item 3.D. “Key Information – Risk Factors” of our Annual Report incorporated in this prospectus by reference, other factors could cause actual results to differ materially from those described in the forward-looking statements. These factors include, but are not limited to:

•	Tenaris’s ability to implement its business strategy or to grow through acquisitions, joint ventures and other investments;

•	Tenaris’s ability to price its products and services in accordance with its strategy;

•	trends in the levels of investment in oil and gas exploration and drilling worldwide;

•	general macroeconomic and political conditions in the countries in which Tenaris operates or distributes pipes; and

•	Tenaris’s ability to absorb cost increases and to secure supplies of essential raw materials and energy.

By their nature, certain disclosures relating to these and other risks are only estimates and could be materially different from what actually occurs in the future. As a result, actual future gains or losses that may affect our financial condition and results of operations could differ materially from those that have been estimated. You should not place undue reliance on the forward-looking statements, which speak only as of the date they are made. Except as required by law, we are not under any obligation, and expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

TENARIS S.A.

We are a public limited liability company (société anonyme) organized under the laws of the Grand-Duchy of Luxembourg on December 17, 2001. Our registered office is located at 46a, Avenue John F. Kennedy, 2nd Floor, L-1855, Luxembourg, telephone (352) 26 47 89 78. Our agent for U.S. federal securities law purposes is Tenaris Global Services U.S.A. Corporation, located at 2200 West Loop South, 8th Floor, Houston, TX 77027, United States.

Tenaris is a leading global manufacturer and supplier of steel pipe products and related services for the world’s energy industry as well as for other industrial applications. Tenaris’s customers include most of the world’s leading oil and gas companies as well as engineering companies engaged in constructing oil and gas gathering, transportation, processing and power generation facilities. Tenaris’s principal products include casing, tubing, line pipe, and mechanical and structural pipes.

Over the last two decades, Tenaris has expanded its business globally through a series of strategic investments. Tenaris now operates an integrated worldwide network of steel pipe manufacturing, research, finishing and service facilities with industrial operations in North and South America, Europe, Asia and Africa and a direct presence in most major oil and gas markets.

Tenaris provides tubular products and related services to its customers around the world through global business units serving specific market segments and local business units serving the regional markets where Tenaris has its main production facilities. Tenaris’s global business units include:

•	Tenaris Pipeline Services, focused on the tubular needs of oil and gas and other energy companies in the transmission of fluids and gases from the well head to processing and distribution facilities;

•

Tenaris Process and Power Plant Services, focused on the tubular needs of oil and gas processing facilities, refineries, petrochemical companies and energy generating plants for construction and maintenance purposes; and

•	Tenaris Industrial and Automotive Services, focused on the tubular needs of automobile and other industrial manufacturers.

RISK FACTORS

We have set forth risk factors in our Annual Report, which is incorporated by reference in this prospectus. Prospective investors should carefully consider all of the risks factors set forth therein. Prospective investors in ordinary shares or ADSs should particularly consider the risks factors included in our Annual Report under the caption “Risk Factors — Risks Relating to Shares and ADSs”. We have also set forth below certain additional risk factors that relate specifically to debt securities we may offer using this prospectus. We may include further risk factors in future reports on Form 6-K incorporated in this prospectus by reference, or in any prospectus supplement. You should carefully consider all these risk factors in addition to the other information presented or incorporated by reference in this prospectus before deciding to invest in our securities.

Risks Relating to our Debt Securities

There may not be a liquid trading market for our debt securities, which could limit your ability to sell your debt securities in the future.

If a liquid market for our debt securities does not develop, the price of our debt securities and the ability of a holder of our debt securities to resell such debt securities may be limited. Even if a secondary market for our debt securities develops, it may not provide significant liquidity and we expect transaction costs would be high.

Creditors of our subsidiaries will have priority over the holders of our debt securities in claims to assets of our subsidiaries.

The debt securities will be obligations of the Company. We conduct all of our operations and hold substantially all of our assets through our subsidiaries. Claims of creditors of our subsidiaries, including trade creditors and bank and other lenders, will have priority over the holders of our debt securities in claims to assets of our subsidiaries. In addition, our ability to meet our obligations, including obligations under the debt securities, will depend, in significant part, on our receipt of cash dividends, advances and other payments from our subsidiaries.

Judgments of Luxembourg courts enforcing our obligations under the debt securities would be payable only in a currency of legal tender in Luxembourg.

If proceedings were brought in Luxembourg seeking to enforce in Luxembourg our obligations in respect of debt securities, we would be required to discharge our obligations in Luxembourg in a currency of legal tender in Luxembourg. Under Luxembourg law, an obligation denominated in a currency which is not of legal tender in Luxembourg will be enforceable in a currency of legal tender in Luxembourg. As a result, the amount paid by us in a currency of legal tender in Luxembourg may not be readily convertible into the amount of U.S. dollars that we are obligated to pay under the indenture for our debt securities. However, any exchange losses incurred by the holders of our debt securities should be recoverable under Luxembourg law.

Luxembourg insolvency laws may adversely affect a recovery by the holders of the debt securities.

Under Luxembourg law, if we were declared bankrupt, our obligations under the debt securities:

•	would be enforceable in a currency which is of legal tender in Luxembourg;

•	would be subject to the outcome of, and priorities recognized in, the relevant proceedings;

•	would be satisfied at the time claims of all our unsecured creditors are satisfied if the relevant debt securities are unsecured; and

•	would cease to accrue interest.

Certain Luxembourg corporate law provisions do not apply to our debt securities.

As permitted by Luxembourg corporate law with respect to debt securities issued by a Luxembourg company under a law other than Luxembourg law, the debt securities will not be subject to the provisions of articles 86 to 94-8 of the Luxembourg law of 10th August 1915 on commercial companies, as amended (the “Luxembourg Companies Law”), regarding bondholders’ rights. Accordingly, holders of our debt securities would not benefit from such provisions.

USE OF PROCEEDS

Unless we indicate otherwise in the applicable prospectus supplement, we intend to use the net proceeds from any sales by us of the securities offered under this prospectus and the accompanying prospectus supplement to provide additional funds for general corporate purposes. We may set forth additional information on the use of net proceeds from the sale of securities we or selling security holders offer under this prospectus in the prospectus supplement relating to a specific offering.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets out Tenaris’s ratios of earnings to fixed charges for each of the five years ended December 31, 2009, 2008, 2007, 2006 and 2005 and for the nine month period ended September 30, 2010, calculated in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board and adopted by the European Union, or IFRS. IFRS differ in certain significant respects from generally accepted accounting principles in the United States, commonly referred to as U.S. GAAP.

	Nine month period ended, September 30,	Year Ended December 31,
	2010	2009	2008	2007	2006	2005
Ratios in accordance with IFRS	15.8	12.0	12.5	9.7	26.9	25.5

For purposes of computing the ratios of earnings to fixed charges, earnings have been calculated by adding income from continuing operations before equity in earnings of associated companies and income tax, fixed charges, amortization of capitalized interest, distributed income of equity investees and other types of interest on non-third party indebtedness, and subtracting interest capitalized and preference security dividend requirements of consolidated subsidiaries.

Fixed charges consist of adding interest expense, capitalized expenses related to indebtedness, estimate of the interest charge within rental expense and preference security dividend requirements of consolidated subsidiaries.

CAPITALIZATION

The following table sets forth Tenaris’s consolidated capitalization as of September 30, 2010. This table was prepared in accordance with IFRS. You should read this table in conjunction with the financial statements and other financial information included and incorporated by reference in this prospectus that were prepared in accordance with IFRS.

Thousands of U.S. dollars	As of September 30, 2010
Borrowings:
Current Borrowings	713,303
Non-current Borrowings	376,204

Total Borrowings	1,089,507
Equity:
Capital and reserves attributable to Tenaris’s equity holders	9,699,612
Non controlling interests	649,233

Total Equity	10,348,845
Total capitalization including non controlling interests	11,438,352

THE SECURITIES

We, or the selling security holders, as the case may be, may from time to time offer under this prospectus, separately or together:

•	senior or subordinated debt securities;

•	warrants to purchase debt securities; and

•	ordinary shares, which may be represented by ADSs and evidenced by American Depositary Receipts (“ADRs”) or uncertificated securities.

LEGAL OWNERSHIP

In this prospectus and in any accompanying prospectus supplement, when we refer to the “holders” of securities as being entitled to specified rights or payments, we mean only the actual legal holders of the securities. While you will be the holder if you hold a security registered in your name, more often than not the registered holder (also referred to as the “direct” holder) will actually be either a broker, bank, other financial institution or, in the case of a global security, a depositary. Our obligations, as well as the obligations of the trustee, any warrant agent, any transfer agent, any registrar, any depositary and any third parties employed by us or the other entities listed above, run only to persons who are registered as holders of our securities, except as may be specifically provided for in a warrant agreement, warrant certificate, deposit agreement or other contract governing the securities. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that registered holder is legally required to pass the payment along to you as a street name customer but does not do so.

If we choose to issue, offer or sell ordinary shares represented by ADSs, the underlying ordinary shares represented by ADSs will be directly held by a custodian or depositary. Your rights and obligations will be determined by reference to the terms of the relevant deposit agreement. A copy of the deposit agreement, as amended from time to time, with respect to our ordinary shares is on file with the SEC and incorporated by reference in this prospectus. You may obtain a copy of the deposit agreement from the SEC’s Public Reference Room. See “Available Information.”

Street Name and Other Indirect Holders

Holding securities in accounts at banks or brokers is called holding in “street name.” If you hold our securities in street name, we will recognize only the bank or broker, or the financial institution that the bank or broker uses to hold the securities, as a holder. These intermediary banks, brokers, other financial institutions and depositaries pass along principal, interest, dividends and other payments, if any, on the securities, either because they agree to do so in their customer agreements or because they are legally required to do so. This means that if you are an indirect holder, you will need to coordinate with the institution through which you hold your interest in a security in order to determine how the provisions involving holders described in this prospectus and any prospectus supplement will actually apply to you. For example, if a debt security in which you hold a beneficial interest in street name can be repaid at the option of the holder, you cannot redeem it yourself by following the procedures described in the prospectus supplement relating to that security. Instead, you would need to cause the institution through which you hold your interest to take those actions on your behalf. Your institution may have procedures and deadlines different from or additional to those described in the applicable prospectus supplement.

If you hold our securities in street name or through other indirect means, you should check with the institution through which you hold your interest in a security to find out:

•	how it handles payments and notices with respect to the securities;

•	whether it imposes fees or charges;

•	how it handles voting, if applicable;

•	how and when you should notify it to exercise on your behalf any rights or options that may exist under the securities;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a direct holder as described below; and

•	how it would pursue rights under the securities if there were any event triggering the need for holders to act to protect their interests.

Global Securities

A global security is a special type of indirectly held security. If we choose to issue our securities, in whole or in part, in the form of global securities, the ultimate beneficial owners can only be indirect holders. We do this by requiring that the global security be registered in the name of one or more financial institutions or clearing systems, or their nominees, which we select and by requiring that the securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described under the heading “—Special Situations When a Global Security Will Be Terminated” occur. A financial institution or clearing system that we select for any security for this purpose is called the “depositary.” A security will usually have only one depositary which will act as the sole direct holder of the global security but it may have more. Any person wishing to own a security issued in global form must do so indirectly through an account with a broker, bank or other financial institution that in turn has an account with the depositary. As a result, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of the interest in the global security. The prospectus supplement will indicate whether the securities will be issued only as global securities.

Each series of securities will have one or more of the following as the depositaries:

•	The Depository Trust Company, New York, New York, which is known as “DTC”;

•	a financial institution holding the securities on behalf of Euroclear Bank S.A./ N.V., as operator of the Euroclear system, which is known as “Euroclear”;

•	a financial institution holding the securities on behalf of Clearstream Banking, société anonyme, Luxembourg, which is known as “Clearstream”; and

•	any other clearing system or financial institution named in the applicable prospectus supplement.

The depositaries named above may also be participants in one another’s systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, as DTC participants. The prospectus supplement will indicate whether the securities will be issued only as global securities and will name the depositary or depositaries for the securities.

A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. We call this kind of global security a master global security. Your prospectus supplement will indicate whether your securities are represented by a master global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under “—Special Situations When a Global Security Will Be Terminated”. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities;

•	an investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

•

an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•

the depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. We and the trustee will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•

the depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

•

financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. In a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be direct holders.

Unless we specify otherwise in the prospectus supplement, the special situations for termination of a global security are as follows:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify the trustee that we wish to terminate that global security; or

•	in the case of a global security representing debt securities issued under an indenture, if an event of default has occurred with regard to these debt securities and has not been cured or waived.

The prospectus supplement may also list additional circumstances in which a global security may be terminated that would apply to the particular securities covered by the prospectus supplement. If a global security is terminated, only the depositary, and not us or the trustee for any debt securities, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

Considerations Relating to Euroclear and Clearstream

Euroclear and Clearstream are securities clearance systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC. As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We do not have control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Special Timing Considerations for Transactions in Euroclear and Clearstream

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg City or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

In the remainder of this document, “you” means direct holders and not street name or other indirect holders of securities. Indirect holders should read the previous subsection starting on page 9 entitled “Street Name and Other Indirect Holders.”

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may issue (separately or upon exercise of a debt warrant) in the form of one or more series of debt securities. You should read the more detailed provisions of the indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of a series of debt securities, which will be described in more detail in the applicable prospectus supplement. The following summary is subject to and is qualified in its entirety by reference to all the provisions of the indenture and its associated documents, including the definitions of certain terms, and, with respect to any particular debt security, to the description of the terms of such debt securities that will be included in the applicable prospectus supplement.

General

The debt securities will be issued under an indenture, to be entered into between us and a trustee to be named in the applicable prospectus supplement, the form of which is filed as an exhibit to the registration statement of which this prospectus is a part. The indenture will provide that debt securities may be issued from time to time in one or more series, without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any particular series. Specific issuances of debt securities may also be governed by a supplemental indenture, an officer’s certificate or a document evidencing the authorization of any corporate body required by applicable law. The particular terms of each series, or of debt securities forming part of a series, will be described in the prospectus supplement relating to that series. Those terms may vary from the terms described here. This section summarizes material terms of the debt securities that are common to all series, unless otherwise indicated in this section or in the prospectus supplement relating to a particular series.

We may issue debt securities at par, at a premium or as original issue discount securities, which are debt securities that are offered and sold at a substantial discount to their stated principal amount. We may also issue debt securities as indexed securities or securities denominated in currencies other than the U.S. dollar, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any such debt securities. We will describe the U.S. federal income tax consequences and any other special considerations applicable to original issue discount, indexed or foreign currency debt securities in the applicable prospectus supplement.

The prospectus supplement relating to a series of debt securities will describe the following terms of the series:

•	the title of such debt securities;

•

any limit on the aggregate principal amount of such debt securities or the series of which they are a part (including any provision for the future offering of additional debt securities of such series beyond any such limit);

•	whether the debt securities will be issued in registered or bearer form;

•	the date or dates on which the debt securities of the series will mature, if any, and any other date or dates on which we will pay the principal of the debt securities of the series, if any;

•	the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, and the date or dates from which that interest will accrue;

•	the date or dates on which any interest on the debt securities of the series will be payable and the regular record date or dates we will use to determine who is entitled to receive interest payments;

•	the place or places where the principal and any premium and interest in respect of the debt securities of the series will be payable;

•

the period or periods within which, the price or prices at which, and the terms and conditions on which any of such debt securities may be, at our option, redeemed or repurchased, in whole or in part, and the other material terms and provisions applicable to our redemption or repurchase rights;

•

the obligation, if any, we may have to redeem or repurchase any such debt securities, including at the option of the holder, the period or periods within which, the price or prices at which, and the terms and conditions on which any of such debt securities will be redeemed or repurchased, in whole or in part, pursuant to such obligation;

•	whether the debt securities will be senior or subordinated securities;

•	whether the debt securities will be our secured or unsecured obligations;

•	if other than $1,000 or an even multiple of $1,000, the denominations in which the series of debt securities will be issuable;

•

if other than U.S. dollars, the currency in which the debt securities of the series will be denominated or in which the principal of or any premium or interest on the debt securities of the series will be payable;

•

if we or you have a right to choose the currency, currency unit or composite currency in which payments on any of the debt securities of the series will be made, the currency, currency unit or composite currency that we or you may elect, the period during which we or you must make the election and the other material terms applicable to the right to make such elections;

•

if other than the full principal amount, the portion of the principal amount of the debt securities of the series that will be payable upon a declaration of acceleration of the maturity of the debt securities of the series;

•	any index or other special method we will use to determine the amount of principal or any premium or interest on the debt securities of the series;

•	the applicability of the provisions described under “Defeasance and Covenant Defeasance—Defeasance and Discharge”;

•	if applicable, a discussion of material U.S. federal and Luxembourg income tax, accounting or other considerations applicable to the debt securities;

•

if we issue the debt securities of the series in whole or part in the form of global securities as described under “Legal Ownership—Global Securities,” the name of the depositary with respect to the debt securities of the series, and the circumstances under which the global securities may be registered in the name of a person other than the depositary or its nominee if other than those described under “Legal Ownership—Global Securities”;

•	the securities clearance system(s) for the debt securities;

•	any covenants to which we will be subject with respect to the debt securities of the series; and

•	any other special features of the debt securities of the series that are not inconsistent with the provisions of the indenture.

In addition, the prospectus supplement will state whether we will list the debt securities of the series on any stock exchange and, if so, which one.

Debt securities may bear interest at fixed or floating rates. We may issue our debt securities at an original issue discount, bearing no interest or bearing interest at a rate that, at the time of issuance, is below market rate, to be sold at a discount below their principal amount. Certain special U.S. federal income tax considerations, if any, applicable to debt securities sold at an original issue discount may be described in the applicable prospectus supplement. Moreover, certain special U.S. federal income tax or other considerations, if any, applicable to any debt securities which are denominated in a currency or currency unit other than the U.S. dollar may be described in the applicable prospectus supplement.

Form, Exchange and Transfer

The debt securities will be issued, unless otherwise indicated in the applicable prospectus supplement, in denominations that are even multiples of $1,000 and in global registered form. You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an exchange. You may exchange or transfer your registered debt securities at the office of the trustee. The trustee will maintain an office in New York, New York. The trustee acts as our agent for registering debt securities in the names of holders and transferring registered debt securities. We may change this appointment to another entity or perform the service ourselves. The entity performing the role of maintaining the list of registered holders is called the “security registrar.” It will also register transfers of the registered debt securities.

You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange of a registered debt security will only be made if the security registrar is satisfied with your proof of ownership.

If we designate additional transfer agents, they will be named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities in order to freeze the list of holders to prepare the mailing during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption. However, we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

Payment and Paying Agents

If your debt securities are in registered form, we will pay interest to you if you are a direct holder listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the “regular record date” and will be stated in the prospectus supplement.

We will pay interest, principal, additional amounts and any other money due on the registered debt securities at the corporate trust office of the applicable trustee in New York City. You must make arrangements to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks. Interest on global securities will be paid to the holder thereof by wire transfer of same-day funds.

Holders buying and selling debt securities must work out between themselves how to compensate for the fact that we will pay all the interest for an interest period to, in the case of registered debt securities, the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the debt securities to pro-rate interest fairly between the buyer and seller. This pro-rated interest amount is called “accrued interest.”

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called “paying agents.” We may also choose to act as our own paying agent. We must notify you of changes in the paying agents for the debt securities of any series that you hold.

Ranking

Unless otherwise provided in a prospectus supplement relating to any debt securities, our debt securities will not be secured by any of our assets or properties. As a result, the securities will effectively be subordinated to our secured indebtedness, if any, and indebtedness preferred by law.

The applicable prospectus supplement will indicate whether the debt securities are subordinated to any of our other debt obligations. If they are not subordinated, in the event of bankruptcy or liquidation proceeding against us, they will rank equally with all our other unsecured and unsubordinated indebtedness, except for indebtedness having priority by operation of law.

Restrictive Covenants

Other than as described below under “—Consolidation, Merger and Sale of Assets,” the indenture will not contain any provisions that would limit our ability to make payments, dispose of assets, enter into sale and leaseback transactions, issue and sell capital stock, enter into transactions with affiliates, create or incur liens on our property, engage in businesses other than our present business or incur indebtedness or that would afford holders of debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or other transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating. Restrictive covenants, if any, with respect to any of our debt securities may be contained in the applicable supplemental indenture and described in the applicable prospectus supplement with respect to those securities. You should refer to the prospectus supplement relating to a particular series of debt securities for information about any deletions from, modifications of or additions to, the Events of Default or covenants of ours contained in the indenture, including any addition of a covenant or other provision providing event risk or similar protection.

Consolidation, Merger and Sale of Assets

Under the indenture, except as described below, we will be generally permitted to consolidate or merge with another entity. We will also be permitted to sell or lease all or substantially all of our assets to another entity or to buy or lease all or substantially all of the assets of another entity. Generally, no vote by holders of debt securities approving any of these actions will be required, unless as part of the transaction we make changes to the indenture requiring your approval, as described later under “—Modification and Waiver.” We may take these actions as part of a transaction involving non-related third parties or as part of an internal corporate reorganization. We may take these actions even if they result in:

•	a lower credit rating being assigned to the debt securities; or

•	additional amounts becoming payable in respect of withholding tax, and the debt securities thus being subject to redemption at our option, as described later under “—Optional Tax Redemption.”

We will have no obligation under the indenture to seek to avoid these results, or any other legal or financial effects that are disadvantageous to you, in connection with a merger, consolidation or sale or lease of assets that will be permitted under the indenture.

We may merge into or consolidate with or convey, transfer or lease all or substantially all of our assets to another entity, provided that we may not take any of these actions unless all the following conditions are met:

•

If we merge out of existence or sell or lease all or substantially all of our assets, the other entity assumes our obligations under the debt securities and the indenture. In the case of sale or lease of all or substantially all of our assets, the assumption of the obligations under the debt securities and the indenture may be pursuant to a full and unconditional guarantee.

•

Immediately after giving effect to a merger, consolidation or sale or lease of all or substantially all of our assets, no event of default shall have occurred and be continuing under the debt securities and the indenture.

Notwithstanding the restrictions noted above, we may transfer or lease all or substantially all of our properties and assets to any wholly owned subsidiary, provided that we may not take such actions unless such wholly owned subsidiary expressly assumes the obligations under the debt securities and the indenture pursuant to a full and unconditional guarantee.

It is possible that the U.S. Internal Revenue Service or another relevant tax authority may deem a merger or other similar transaction to cause for U.S. federal income tax purposes an exchange of debt securities for new securities by the holders of the debt securities. This could result in the recognition of taxable gain or loss and possible other adverse tax consequences.

Redemption and Repayment

Unless otherwise indicated in the applicable prospectus supplement, your debt security will not be entitled to the benefit of any sinking fund; that is, we will not deposit money on a regular basis into any separate custodial account to repay your debt securities. In addition, other than as set forth in “—Optional Tax Redemption” below, we will not be entitled to redeem your debt security before its stated maturity unless the applicable prospectus supplement specifies a redemption commencement date. You will not be entitled to require us to buy your debt security from you, before its stated maturity, unless the applicable prospectus supplement specifies one or more repayment dates.

If the applicable prospectus supplement specifies a redemption commencement date or a repayment date, it will also specify one or more redemption prices or repayment prices, which may be expressed as a percentage of the principal amount of your debt security or by reference to one or more formulas used to determine the applicable redemption price. It may also specify one or more redemption periods during which the redemption price or prices relating to the redemption of debt securities during those periods will apply.

If the applicable prospectus supplement specifies a redemption commencement date, we may redeem your debt security at our option at any time on or after that date. If we redeem your debt security, we will do so at the specified redemption price, together with interest accrued to the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your debt security is redeemed. If less than all of the debt securities are redeemed, the trustee will choose the debt securities to be redeemed by lot, or in the trustee’s discretion, pro-rata.

If the applicable prospectus supplement specifies a repayment date, your debt security will be repayable by us at our option on the specified repayment date at the specified repayment price, together with interest accrued and any additional amounts to the repayment date.

In the event that we exercise an option to redeem any debt security, we will give to the trustee and the holder written notice of the principal amount of the debt security to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date. We will give the notice in the manner described under the heading “—Notices.”

If a debt security represented by a global security is subject to repayment at the holder’s option, the depositary or its nominee, as the holder, will be the only person that can exercise the right to repayment. Any indirect holders who own beneficial interests in the global security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

Street name and other indirect holders should contact their banks or brokers for information about how to exercise a repayment right in a timely manner.

In the event that the option of the holder to elect repayment as described above is deemed to be a “tender offer” within the meaning of Rule 14e-1 under the Exchange Act, we will comply with Rule 14e-1 as then in effect to the extent it is applicable to us and the transaction.

Subject to any restrictions that will be described in the prospectus supplement, we or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, in our discretion, be held, resold or canceled.

Optional Tax Redemption

Unless otherwise indicated in a prospectus supplement, we shall have the option (but not the obligation) to redeem, in whole but not in part, the debt securities where, as a result of a change in, execution of or amendment to any laws or treaties or the official application or interpretation of any laws or treaties, we would be required to pay additional amounts as described later under “Payment of Additional Amounts.” This applies only in the case of changes, executions or amendments that occur on or after the date specified in the prospectus supplement for the applicable series of debt securities.

If the debt securities are redeemed, the redemption price for debt securities (other than original issue discount debt securities) will be equal to the principal amount of the debt securities being redeemed plus accrued interest and any additional amounts due up to, but not including, the date fixed for redemption. The redemption price for original issue discount debt securities will be specified in the prospectus supplement for such securities. Furthermore, we must give you between 30 and 60 days’ notice before redeeming the debt securities.

Conversion or Exchange Rights

If debt securities of any series are convertible or exchangeable, the applicable prospectus supplement will specify:

•	the type of securities into which they may be converted or exchanged;

•	the conversion price or exchange ratio, or its method of calculation;

•	whether conversion or exchange is mandatory or at the holder’s election;

•	how and when the conversion price or exchange ratio may be adjusted; and

•	any other important terms concerning the conversion or exchange rights.

Payment of Additional Amounts

Unless otherwise required by law, we will not deduct or withhold from payments made with respect to the debt securities on account of any current or future taxes, duties, levies, imposts, assessments or governmental charges of whatever nature, which we refer to as “Taxes,” imposed or levied by or on behalf of Luxembourg or, if succeeded by another entity, the jurisdiction in which such successor entity is organized, or any political subdivisions or taxing authority thereof or therein having power to tax, which we refer to as a “Taxing Authority.” In the event that we are required to withhold or deduct any amount for or on account of such Taxes from any payment made under or with respect to any debt securities, we will except in the circumstances set forth below pay such additional amounts so that the net amount received by each holder of debt securities, including the additional amounts, will equal the amount that such holder would have received if such Taxes had not been required to be withheld or deducted. We refer to the amounts that we are required to pay to preserve the net amount receivable by the holders of debt securities as “Additional Amounts.”

Our obligation to pay Additional Amounts is, however, subject to several important exceptions. Additional Amounts will not be payable with respect to a payment made to a holder of debt securities to the extent:

•

that any such Taxes would not have been so imposed but for the existence of any current or former connection between such holder and the jurisdiction of the Taxing Authority imposing such Taxes, other than the mere receipt of such payment, acquisition, ownership or disposition of such debt securities or the exercise or enforcement of rights under the debt securities or the indenture;

•	that any such Taxes are imposed on or measured by net income of the beneficiary or holder or his net wealth or similar;

•

of any such Taxes required to be withheld by any paying agent from any payment of principal or of interest on the debt securities, if such payment can be made without withholding by any other paying agent and we duly provide for such other paying agent;

•	of any estate, inheritance, gift, sales, transfer, or personal property Taxes imposed with respect to the debt securities, except as otherwise provided in the indenture;

•	that any such Taxes are payable other than by deduction or withholding from payments on the debt securities;

•

that any such Taxes would not have been imposed but for the presentation of the debt securities, where presentation is required, for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the beneficiary or holder thereof would have been entitled to Additional Amounts had the debt securities been presented for payment on any date during such 30-day period;

•

that such holder would not be liable or subject to such withholding or deduction of Taxes but for the failure to make a valid declaration of non-residence, residence or other similar claim for exemption or to provide a certificate, if:

(1)	the making of such declaration or claim or the provision of such certificate is required or imposed by statute, treaty, regulation, ruling or administrative practice of the relevant Taxing Authority as a precondition to an exemption from, or reduction in, the relevant Taxes; and

(2)	at least 60 days prior to the first payment date with respect to which we shall apply this condition, we shall have notified all holders of the debt securities in writing that they shall be required to provide such declaration or claim;

•

that any such Taxes are imposed on a payment on the debt securities to an individual or ‘residual entity’ established in a Member State of the European Union or certain dependent and associated territories (of certain EU Member States) and is required to be made pursuant to any European Union directive on the taxation of savings income relating to the directive approved by the European Parliament on March 14, 2002, or otherwise implementing the conclusions of the Economic and Financial Council of Ministers of the member states of the European Union (ECOFIN) Council meeting of November 26 and 27, 2000 and/or related Accords or any law implementing or complying with, or introduced in order to conform to, any such directive and/or related Accords;

•	that any such Taxes are imposed or to be withheld pursuant to the Luxembourg law of 23rd December 2005;

•	of any combination of the above conditions.

Such Additional Amounts also will not be payable where, had the beneficial owner of the debt securities been the holder of such debt securities, it would not have been entitled to payment of Additional Amounts by reason of the conditions set forth above. The prospectus supplement relating to the debt securities may describe additional circumstances in which we would not be required to pay additional amounts.

We will also:

•	withhold or deduct the Taxes as required;

•	remit the full amount of Taxes deducted or withheld to the relevant Taxing Authority in accordance with all applicable laws;

•	use our reasonable efforts to obtain from each Taxing Authority imposing such Taxes copies of tax receipts evidencing the payment of any Taxes deducted or withheld; and

•

upon request, and to the extent reasonably practicable, make available to the holders of the debt securities, within 90 days after the date the payment of any Taxes deducted or withheld is due pursuant to applicable law, copies of tax receipts evidencing such payment by us or if, notwithstanding our efforts to obtain such receipts, the same are not obtainable, other evidence of such payments.

At least 30 days prior to each date on which any payment under or with respect to the debt securities is due and payable, if we will be obligated to pay Additional Amounts with respect to such payment, we will deliver to the trustee an officer’s certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and such other information as is necessary to enable the trustee to pay such Additional Amounts to holders of the debt securities on the payment date.

In addition, we will pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest, penalties and Additional Amounts with respect thereto, payable in Luxembourg or the United States or any political subdivision or taxing authority of or in the foregoing in respect of the creation, issue, offering, enforcement, redemption or retirement of the debt securities if and to the extent any such creation, issue, offering, enforcement, redemption or retirement was required pursuant to applicable law or ordered by a court or Taxing Authority.

The foregoing provisions shall survive any termination or the discharge of the indenture and shall apply to any jurisdiction in which any successor to us is organized or is engaged in business for tax purposes or any political subdivisions or taxing authority or agency thereof or therein.

Whenever in the indenture, the debt securities, in this “Description of Debt Securities” or in the applicable prospectus supplement there is mentioned, in any context, the payment of principal, premium, if any, redemption price, interest or any other amount payable under or with respect to any note, such mention includes the payment of Additional Amounts to the extent payable in the particular context.

In the event that Additional Amounts actually paid with respect to the debt securities pursuant to the preceding paragraphs are based on rates of deduction or withholding of Taxes in excess of the appropriate rate applicable to the holder of such debt securities, and as a result thereof such holder is entitled to make a claim for a refund or credit of such excess from the Taxing Authority imposing such Taxes, then such holder shall, by accepting such debt securities, be deemed to have assigned and transferred all right, title and interest to any such claim for a refund or credit of such excess to us. However, by making such assignment, the holder makes no representation or warranty that we will be entitled to receive such claim for a refund or credit and incurs no other obligation with respect thereto.

Defeasance and Covenant Defeasance

We may, to the extent indicated in the applicable prospectus supplement, elect, at our option at any time, to have the provisions of the indenture relating to defeasance and discharge of indebtedness or to defeasance of certain restrictive covenants in the indenture, applied to the debt securities of any series, or to any specified part of a series.

Defeasance and Discharge. Upon the exercise of our option, if any, to have applied the provisions of the indenture relating to defeasance and discharge, we will be discharged from all our payment and other obligations, and the provisions relating to subordination, if any, will cease to be effective, with respect to such debt securities, subject to certain exceptions, upon the deposit in trust for the benefit of the holders of such debt securities of money or U.S. Government Obligations, as such term is defined in the indenture, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on their respective stated maturities. Such defeasance may occur only if we have complied with certain conditions that will be set forth in the relevant indenture.

Defeasance of Certain Covenants. Upon the exercise of our option, if any, to have applied the provisions of the indenture relating to defeasance of certain restrictive covenants in the indenture, we may omit to comply with certain restrictive covenants, including any that may be described in the applicable prospectus supplement, and the occurrence of certain events of default as specified in the applicable prospectus supplement, will be deemed not to be or result in an event of default and the provisions relating to subordination, if any, will cease to be effective, in each case with respect to such debt securities, subject to certain exceptions, upon the deposit in trust for the benefit of the holders of such debt securities of money or U.S. Government Obligations, as such term is defined in the indenture, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective stated maturities. Such defeasance or discharge may occur only if we have complied with certain conditions that will be set forth in the relevant indenture.

Events of Default

Each of the following will constitute an event of default under the indenture with respect to the debt securities of any series:

•	failure to pay principal of or any premium on any debt securities of such series when due, continued for 14 days;

•	failure to pay any interest on any debt securities of such series when due, continued for 30 days;

•

failure to perform any other covenant in the indenture (other than a covenant included in the indenture solely for the benefit of a series other than that series), continued for 60 days after written notice has been given by the trustee, or the holders of at least 37.5% in aggregate principal amount of the outstanding debt securities of that series, as provided in the indenture;

•

failure to pay when due (subject to any applicable grace period) any principal in an amount exceeding $50 million under an agreement evidencing indebtedness for money we borrowed, or acceleration of any indebtedness for money we borrowed having an aggregate principal amount outstanding of at least $50 million, if, in the case of any such failure, such indebtedness has not been discharged or, in the case of any such acceleration, such indebtedness has not been discharged or such acceleration has not been rescinded or annulled, in each case within 30 days after written notice has been given by the trustee, or the holders of at least 37.5% in aggregate principal amount of the outstanding debt securities of that series, as provided in the indenture; and

•	certain events in bankruptcy, insolvency or reorganization.

The applicable prospectus supplement will describe any additional events of default.

If an event of default (other than an event of default related to certain events in bankruptcy, insolvency or reorganization) with respect to the debt securities of any series at the time outstanding shall occur and be continuing, either the trustee or the holders of not less than 37.5% in principal amount of the outstanding debt securities of such series by notice as provided in the indenture may declare the principal amount of the debt securities of such series (or, in the case of any debt security that is an original issue discount security or the principal amount of which is not then determinable, such portion of the principal amount of such security, or such other amount in lieu of such principal amount, as may be specified in the terms of such debt security) to be due and payable immediately. If an event of default related to certain events in bankruptcy, insolvency or reorganization with respect to the debt securities of any series at the time outstanding shall occur, the principal amount of all the debt securities of such series (or, in the case of any such original issue discount security or other debt security, such specified amount) will automatically, and without any action by the trustee or any holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the indenture. For information as to waiver of defaults, see “—Modification and Waiver.”

Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless such holders shall have offered to the trustee reasonable indemnity. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of a debt security of any series will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series, (ii) the holders of at least 37.5% in aggregate principal amount of the outstanding debt securities of such series have made written request, and such holder or holders have offered reasonable indemnity, to the trustee to institute such proceeding as trustee and (iii) the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request, within 60 days after such notice, request and offer. However, such limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal of or any premium or interest on such debt security on or after the applicable due date specified in such debt security.

We will be required to furnish to the trustee annually a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture and, if so, specifying all such known defaults. The indenture provides that if a default occurs with respect to debt securities of any series, the trustee will give the holders of the relevant series notice of the default when, as and to the extent provided by the Trust Indenture Act of 1939. However, in the case of any default under any covenant with respect to the series, no notice of default to holders will be given until at least 30 days after the occurrence of the default.

An event of default under any of our other outstanding or future debt instruments or guarantees shall not constitute an event of default under the terms of the indenture and the debt securities described in this prospectus.

Modification and Waiver

There are three types of changes we can make to the indenture and the debt securities.

Changes Requiring Your Approval. First, there are changes that cannot be made to your debt securities without your specific approval. These are the following types of changes:

•	change the stated maturity of the principal, interest or premium on a debt security;

•	reduce any amounts due on a debt security;

•	change any obligation to pay the additional amounts described under “—Payment of Additional Amounts”;

•	reduce the amount of principal payable upon acceleration of the maturity of a debt security following a default;

•	change the place or currency of payment on a debt security;

•	impair your right to sue for payment, conversion or exchange;

•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

•	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with various provisions of the indenture or to waive specified defaults; and

•	modify any other aspect of the provisions dealing with modification and waiver of the indenture.

Changes Requiring a Majority Vote. The second type of change to the indenture and the debt securities is the kind that requires a vote of approval by the holders of debt securities that together represent a majority of the outstanding aggregate principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes, amendments, supplements and other changes that would not adversely affect holders of the debt securities in any material respect. For example, this vote would be required for us to obtain a waiver of all or part of any covenants described in an applicable prospectus supplement or a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the indenture or the debt securities listed in the first category described previously beginning above under “Modification and Waiver—Changes Requiring Your Approval” unless we obtain your individual consent to the waiver.

Changes Not Requiring Approval. The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications of ambiguities, omissions, defects and inconsistencies, amendments, supplements and other changes that would not adversely affect holders of the debt securities in any material respect, such as adding covenants, additional events of default or successor trustees.

Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a security:

•

For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.

•	Debt securities that we, any of our affiliates and any other obligor under the debt securities acquire or hold will not be counted as outstanding when determining voting rights.

•

For debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that security described in the prospectus supplement for that security.

•

For debt securities denominated in one or more foreign currencies, currency units or composite currencies, we will use the U.S. dollar equivalent as of the date on which such debt securities were originally issued.

Debt securities will not be considered outstanding, and therefore will not be eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described under “Defeasance and Covenant Defeasance—Defeasance and Discharge.”

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture. In limited circumstances, the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding debt securities of that series on the record date and must be taken within 180 days following the record date or another period that we or, if it sets the record date, the trustee may specify. We may shorten or lengthen (but not beyond 180 days) this period from time to time.

Street name and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Notices

Notices to be given to direct holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to direct holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Regardless of who acts as paying agent, all money that we pay to a paying agent that remains unclaimed at the end of two years after the amount is due to direct holders will be repaid to us. After that two-year period, direct holders may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Further Issues

We may from time to time, without notice to or the consent of the holders of debt securities previously offered under this prospectus, create and issue additional debt securities having the same terms as and ranking equally and ratably with the debt securities previously offered under this prospectus in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such additional debt securities or except for the first payment of interest following the issue date of such additional debt securities), so that such additional debt securities shall be consolidated and form a single series with, and shall have the same terms as to status, redemption or otherwise as, those debt securities.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the law of the State of New York. We will consent to the non-exclusive jurisdiction of any U.S. federal court sitting in the borough of Manhattan, City of New York, New York, United States and any appellate court from any thereof.

As permitted by applicable law, the provisions of articles 86 to 94-8 of the Luxembourg Companies Law will not apply.

Consent to Service of Process

The indenture will provide for the appointment of an authorized agent for service of process in any legal action or proceeding arising out of or relating to the indenture or the debt securities offered under the indenture brought in any federal or state court in the Borough of Manhattan, City of New York, New York, United States and will identify such agent for service of process. In addition, we will irrevocably submit to the non-exclusive jurisdiction of such courts in any such legal action or proceeding.

Regarding the Trustee

We may appoint a trustee with whom we and/or some of our affiliates maintain banking relations in the ordinary course of business. If an event of default occurs, or an event occurs that would be an event of default if the requirements for giving us default notice or our default having to exist for a specified period of time were disregarded, the trustee may be considered to have a conflicting interest with respect to the debt securities or the indenture for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign as trustee under the applicable indenture and we would be required to appoint a successor trustee.

DESCRIPTION OF DEBT WARRANTS

We may issue warrants to purchase our debt securities. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by us and a bank or trust company, as warrant agent, all as will be set forth in the applicable prospectus supplement.

The following briefly summarizes the material terms that will generally be included in a debt warrant agreement. However, we may include different terms in the debt warrant agreement for any particular series of debt warrants and such other terms and all pricing and related terms will be disclosed in the applicable prospectus supplement. You should read the particular terms of any debt warrants that are offered by us and the related debt warrant agreement which will be described in more detail in the applicable prospectus supplement. The applicable prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the debt warrants being offered.

General

We may issue warrants for the purchase of our debt securities. As explained below, each debt warrant will entitle its holder to purchase debt securities at an exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement. Debt warrants may be issued separately or together with debt securities.

The debt warrants are to be issued under debt warrant agreements to be entered into by us and one or more banks or trust companies, as debt warrant agent, all as will be set forth in the applicable prospectus supplement. At or around the time of an offering of debt warrants, a form of debt warrant agreement, including a form of debt warrant certificate representing the debt warrants, reflecting the alternative provisions that may be included in the debt warrant agreements to be entered into with respect to particular offerings of debt warrants, will be filed as an exhibit to the registration statement of which this prospectus forms a part.

Terms of the Debt Warrants to Be Described In the Prospectus Supplement

The particular terms of each issue of debt warrants, the debt warrant agreement relating to such debt warrants and such debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement. This description will include:

•	the initial offering price;

•	the currency, currency unit or composite currency in which the exercise price for the debt warrants is payable;

•	the title, aggregate principal amount and terms of the debt securities that can be purchased upon exercise of the debt warrants;

•	the title, aggregate principal amount and terms of any related debt securities with which the debt warrants are issued and the number of the debt warrants issued with each debt security;

•	if applicable, whether and when the debt warrants and the related debt securities will be separately transferable;

•	the principal amount of debt securities that can be purchased upon exercise of each debt warrant and the exercise price;

•	the date on or after which the debt warrants may be exercised and any date or dates on which this right will expire in whole or in part;

•	if applicable, a discussion of material U.S. federal and Luxembourg income tax, accounting or other considerations applicable to the debt warrants;

•	whether the debt warrants will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

•	the maximum or minimum number of debt warrants that you may exercise at any time; and

•	any other terms of the debt warrants.

You may exchange your debt warrant certificates for new debt warrant certificates of different denominations but they must be exercisable for the same aggregate principal amount of debt securities. If your debt warrant certificates are in registered form, you may present them for registration of transfer at the corporate trust office of the debt warrant agent or any other office indicated in the applicable prospectus supplement. Except as otherwise indicated in a prospectus supplement, before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal or any premium or interest on the debt securities that can be purchased upon such exercise, or to enforce any of the covenants in the indenture relating to the debt securities that may be purchased upon such exercise.

Exercise of Debt Warrants

Unless otherwise provided in the applicable prospectus supplement, each debt warrant will entitle the holder to purchase a principal amount of debt securities for cash at an exercise price in each case that will be set forth in, or to be determined as set forth in, the applicable prospectus supplement. Debt warrants may be exercised at any time up to the close of business on the expiration date specified in the applicable prospectus supplement. After the close of business on the expiration date or any later date to which we extend the expiration date, unexercised debt warrants will become void.

Debt warrants may be exercised as set forth in the prospectus supplement applicable to the particular debt warrants. Upon delivery of payment of the exercise price and the debt warrant certificate properly completed and duly executed at the corporate trust office of the debt warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the debt securities that can be purchased upon such exercise of the debt warrants to the person entitled to them. If fewer than all of the debt warrants represented by the debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining unexercised debt warrants. Holders of debt warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying debt securities in connection with the exercise of the debt warrants.

Street name and other indirect holders of debt warrants should consult their bank or brokers for information on how to exercise their debt warrants.

DESCRIPTION OF ORDINARY SHARES

The following description of our ordinary shares of common stock, together with the additional information we may include in any applicable prospectus supplement, is a summary of the material terms of the Company’s updated and consolidated articles of association and applicable Luxembourg law regarding our ordinary shares and the holders thereof. They may not contain all of the information that is important to you. The following description is qualified in its entirety by reference to the Company’s updated and consolidated articles of association, copies of which are filed with the SEC as an exhibit to our Annual Report, which is incorporated by reference herein, and applicable Luxembourg law.

General

The Company has an authorized share capital of $2,500,000,000 comprising a single class of 2,500,000,000 shares with a par value of $1.00 per share. There were 1,180,536,830 shares issued as of January 14, 2011. All issued shares are fully paid.

The authorized share capital is fixed by the Company’s articles of association as amended from time to time with the approval of shareholders at an extraordinary shareholders’ meeting. The Company’s articles of association authorize the board of directors for a period of five years following publication of the authorization in the Luxembourg official gazette to increase from time to time its issued share capital in whole or in part within the limits of the authorized capital. On June 6, 2007, the shareholders renewed this authority for an additional five years. Accordingly, until August 2, 2012, the Company’s board of directors may issue, without further authorization, up to 1,319,463,170 additional shares. Under its articles of association, any issuance of new shares of the Company pursuant to the authorization granted to its board of directors must grant its existing shareholders a preferential right to subscribe for such newly-issued shares, except:

•	in circumstances in which the shares are issued for consideration other than money;

•	with respect to shares issued as compensation to directors, officers, agents or employees, its subsidiaries or affiliates; and

•	with respect to shares issued to satisfy conversion or option rights created to provide compensation to directors, officers, agents or employees of its subsidiaries or affiliates.

Any shares to be issued as compensation or to satisfy conversion or option rights may not exceed 1.5% of the Company’s issued capital.

Amendment of the Company’s articles of association requires the approval of shareholders at an extraordinary shareholders’ meeting with a two-thirds majority of the votes present or represented.

Dividends

Subject to applicable law, all shares (including shares underlying ADSs) are entitled to participate equally in dividends when, as and if a dividend payment is approved by the general shareholders’ meeting out of funds legally available for such purposes. Under Luxembourg law, claims for dividends will lapse five years after the date such dividends are approved. Shareholders may, at an ordinary general shareholders’ meeting, which every shareholder has the right to attend in person or vote by proxy, declare a dividend under Article 21 of the Company’s articles of association.

Under Article 21 of the articles of association, the board of directors has the power to pay interim dividends in accordance with the conditions set forth in Section 72-2 of the Luxembourg Companies Law.

Pursuant to Luxembourg law, at least 5% of our net profits per year must be allocated to the creation of a legal reserve until such reserve has reached an amount equal to 10% of our issued share capital. If the legal reserve later falls below the 10% threshold, at least 5% of net profits again must be allocated toward the reserve. The Company’s legal reserve represented 10% of its share capital as of January 14, 2011. The legal reserve is not available for distribution.

Voting Rights; Shareholders’ Meetings; Election of Directors

Each share entitles the holder to one vote at the Company’s general shareholders’ meetings. Shareholder action by written consent is not permitted, but proxy voting is permitted. Notices of general shareholders’ meetings are governed by the provisions of Luxembourg law and the Company’s articles of association. Notices of such meetings must be published twice, at least at a ten (10) day interval, the second notice appearing at least ten (10) days prior to the meeting, in the Luxembourg Official Gazette and in a leading newspaper having general circulation in Luxembourg. If an extraordinary general shareholders’ meeting is adjourned for lack of a quorum, notices must be published twice, in the Luxembourg Official Gazette and two Luxembourg newspapers, at a twenty (20) day interval, the second notice appearing at least twenty (20) days prior to the meeting. In case shares are listed on a foreign regulated market, notices of general shareholders’ meetings shall also be published in accordance with the publicity requirements of such regulated market. At an ordinary general shareholders’ meeting, there is no quorum requirement, and resolutions are adopted by a simple majority vote of the shares present or represented and voted. An extraordinary general shareholders’ meeting must have a quorum of at least 50% of the issued share capital. If a quorum is not reached, such meeting may be reconvened at a later date with no quorum requirements by means of the appropriate notification procedures provided for by the Luxembourg Companies Law. In both cases, the Luxembourg Companies Law and the Company’s articles of association require that any resolution of an extraordinary general shareholders’ meeting be adopted by a two-thirds majority of the votes of the shares present or represented. If a proposed resolution consists of changing the Company’s nationality or of increasing the shareholders’ commitments, the unanimous consent of all shareholders is required. Directors are elected at an ordinary shareholders’ meeting. Cumulative voting is not permitted. The Company’s articles of association do not provide for staggered terms and directors are elected for a maximum of one year and may be reappointed or removed at any time, with or without cause, by a majority vote of the shares present or represented and voted.

The Company’s annual ordinary general shareholders’ meeting is held at 11:00 A.M., Luxembourg time, on the first Wednesday of June of each year at the place indicated in the notices of meeting. If that day is a legal or banking holiday in Luxembourg, the meeting is held on the following business day.

Any shareholder registered in the Company’s share register on the fifth calendar day preceding the applicable general shareholders’ meeting (the “Record Date”) shall be admitted to such general shareholders’ meeting and may attend the meeting in person or vote by proxy.

Holders of shares holding their shares through fungible securities accounts wishing to attend the meeting in person must present a certificate (issued by the financial institution or professional depositary holding such shares) evidencing deposit of their shares and certifying the number of shares recorded in the relevant account as of the Record Date. Certificates certifying the number of shares recorded in the relevant account as of a date other than the Record Date will not be accepted and such shareholders will not be admitted to the meeting. Each certificate must (i) indicate the stock exchange on which the shares evidenced by such certificate trade, and (ii) in case of certificates evidencing shares trading on the Argentine or Italian stock exchanges, certify that such shares have been blocked for trading until the date of the meeting. Certificates must be filed at least five days before the meeting with the Company at its registered address or at the address stated in the convening notice or, in case the shares of the Company are listed on a regulated market, with an agent of the Company located in the country of the listing and designated in the convening notice. Holders of shares holding their shares through fungible securities accounts wishing to vote by proxy must file the required certificate together with a completed proxy form within the same period of time at the registered office of the Company or with any local agent of the Company duly authorized to receive such proxies.

Those shareholders who have sold their shares between the Record Date and the date of the general shareholders’ meeting cannot attend or be represented at the meeting.

The board of directors and the shareholders’ meeting may, if they deem so advisable, reduce these periods of time for all shareholders and admit all shareholders (or their proxies) who have filed the appropriate documents to the general shareholders’ meeting, irrespective of these time limits.

Access to Corporate Records

Luxembourg law and the Company’s articles of association do not generally provide for shareholder access to corporate records. Shareholders may inspect the annual accounts and auditors’ reports at our registered office during the fifteen day period prior to the annual general shareholders’ meeting.

Appraisal Rights

In the event that the Company’s shareholders in a general meeting approve:

•	the delisting of the shares from all regulated markets where the shares are listed at that time,

•	the consummation of a merger in which the Company is not the surviving entity (unless the shares or other equity securities of such entity are listed on the New York or London stock exchanges),

•	the consummation of a sale, lease, exchange or other disposition of all or substantially all of the assets of the Company,

•	an amendment of our articles of association that has the effect of materially changing the Company’s corporate purpose,

•	the relocation of the Company’s domicile outside of Luxembourg, or

•	amendments to the Company’s articles of association that restrict the rights of the Company’s shareholders;

dissenting or absent shareholders have the right to have their shares repurchased by the Company at (i) the average market value of the shares over the 90 calendar days preceding the shareholders’ meeting or (ii) in the event that the shares are not traded on a regulated market, the amount that results from applying the proportion of the Company’s equity that the shares being sold represent over the Company’s net worth as of the date of the applicable shareholders’ meeting.

Dissenting or absent shareholders must present their claim within one month following the date of the shareholders’ meeting and supply the Company with evidence of their shareholding at the time of the meeting. The Company must (to the extent permitted by applicable laws and regulations and in compliance therewith) repurchase its shares within six months following the date of the shareholders’ meeting.

If delisting from one or more, but not all, of the regulated markets where the shares are listed is approved in a shareholders’ meeting, only dissenting or absent shareholders with shares held through participants in the local clearing system for that market or markets can exercise this appraisal right if:

•	they held the shares as of the date of the Company’s announcement of its intention to delist or as of the date of publication of the call for the shareholders’ meeting that approved the delisting; and

•

they present their claim within one month following the date of the shareholders’ meeting and supply evidence of their shareholding as of the date of the Company’s announcement or the publication of the call to the meeting.

Shareholders who voted in favor of the relevant resolution are not entitled to appraisal rights.

Distribution of Assets on Winding-up

In the event of the Company’s liquidation, dissolution or winding-up, the assets remaining after allowing for the payment of all debts and expenses will be paid out to the holders of the shares in proportion to their respective holdings.

Transferability and Form

The Company’s articles of association do not contain any redemption or sinking fund provisions, nor do they impose any restrictions on the transfer of shares. The shares are issuable in registered form only.

Pursuant to the Company’s articles of association, the ownership of registered shares is evidenced by the inscription of the name of the shareholder, the number of shares held by him and the amount paid on each share in the Company’s shareholders’ register. In addition, the Company’s articles of association provide that the shares may be held through fungible securities accounts with financial institutions or other professional depositaries. Shares held through fungible securities accounts have the same rights and obligations as shares recorded in the Company’s shareholders’ register.

Shares held through fungible securities accounts may be transferred in accordance with customary procedures for the transfer of securities in book-entry form. Shares that are not held through fungible securities accounts may be transferred by a written statement of transfer signed by both the transferor and the transferee or their respective duly appointed attorney-in-fact and recorded in the Company’s shareholders’ register. The transfer of shares may also be made in accordance with the provisions of Article 1690 of the Luxembourg Civil Code. As evidence of the transfer of registered shares, the Company may accept any correspondence or other documents evidencing the agreement between transferor and transferee as to the transfer of registered shares.

BNP Paribas Securities Services (Luxembourg branch) maintains the Company’s shareholders’ register.

Repurchase of Company Shares

The Company may repurchase its own shares in the cases and subject to the conditions set by the Luxembourg Companies Law and, in the case of acquisitions of shares or ADSs made through a stock exchange in which shares or ADSs are traded, with any applicable laws and regulations of such market. Please see Item 16.E “Purchases of Equity securities by the Issuer and Affiliated Purchasers” in our Annual Report for more information on the authorization granted by the annual general meeting of shareholders to the Company or its subsidiaries to acquire shares of the Company, including shares represented by ADSs.

Limitation on Securities Ownership

There are no limitations currently imposed by Luxembourg law or the articles of association on the rights of the Company’s non-resident or foreign shareholders to hold or vote their shares.

Change in Control

None of our outstanding securities has any special control rights. The Company’s articles of association do not contain any provision that would have the effect of delaying, deferring or preventing a change in control of the Company and that would operate only with respect to a merger, acquisition or corporate restructuring involving the Company. In addition, the Company does not know of any significant agreements or other arrangements to which the Company is a party which take effect, alter or terminate in the event of a change of control of the Company. There are no agreements between the Company and members of its board of directors or employees providing for compensation if they resign or are made redundant without reason, or if their employment ceases pursuant to a takeover bid.

Ownership Disclosure

The Company’s articles of association do not contain any provision requiring disclosure of share ownership. However, under the Luxembourg Transparency Law investors in the Company’s securities should notify the Company and the Luxembourg securities commission on an ongoing basis whenever their direct or indirect ownership or other control rights over shares of the Company’s capital or rights to vote such shares reaches, exceeds or falls below any of the following thresholds: 5%, 10%, 15%, 20%, 25%, 33.33%, 50% and 66.66%.

No Additional Rights

There are no rights associated with the shares other than those described above.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

The following description of ADSs, together with the additional information we may include in any applicable prospectus supplement, is applicable to any international offering of ordinary shares represented by ADSs and evidenced by ADRs or uncertificated securities.

The Company’s ADSs are listed on the NYSE under the symbol “TS.” Trading on the NYSE began on December 16, 2002. As of January 14, 2011, a total of 1,180,536,830 shares were registered in the Company’s shareholder register.

As of December 31, 2010, a total of 271,165,218 shares were registered in the name of the depositary for Tenaris’s ADS program. On January 14, 2011, the closing sales price for Tenaris’s ADSs on the NYSE was USD 46.49 per ADS.

The Bank of New York Mellon (formerly The Bank of New York) is the depositary for the Company’s ADSs. Each of our ADSs represents an ownership interest in two of our shares deposited with the custodian, as agent of the depositary, under the deposit agreement among the Company, the depositary and all registered holders and beneficial owners of ADSs. Each ADS will also represent any securities, cash or other property deposited with the depositary but which have not been distributed directly to ADS holders. ADSs are evidenced by ADRs or uncertificated securities.

The depositary’s office is located at 101 Barclay Street, New York, New York 10286.

Investors may hold our ADSs either directly or indirectly through brokers or other financial institutions. If you hold our ADSs directly, by having an ADS registered in your name on the books of the depositary, you are an ADS holder. This description assumes you hold our ADSs directly. If you hold our ADSs through your broker or financial institution nominee, you must rely on the procedures of your broker or financial institution to assert the rights of an ADS holder described in this section. You should consult with your broker or financial institution to find out what those procedures are.

As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Luxembourg law governs shareholders rights. The depositary will be the holder of the shares underlying your ADSs. As a holder of ADSs, you will have ADS holder rights.

Certain shareholders rights under Luxembourg law, including the right to vote, to receive dividends and distributions, to bring actions, to examine the books and records and to exercise appraisal rights may not be available to holders of ADSs, or may be subject to restrictions and special procedures for their exercise. Holders of ADSs only have those rights that are expressly granted to them in the deposit agreement. The depositary, through its custodian, is the registered shareholder of the deposited securities and therefore only the depositary can exercise the shareholders rights in connection with the deposited securities. For example, if we make a distribution in the form of securities, the depositary is allowed, at its discretion, to sell that right to acquire those securities on your behalf and to instead distribute the proceeds to you. The deposit agreement sets out ADS holder rights and the procedures for the exercise of such rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

The following is a summary of the material terms of the deposit agreement. Because it is a summary, it does not contain all the information that may be important to you. For more complete information, you should read the entire deposit agreement and the form of ADS which contains the terms of ADSs. You can read a copy of the form of deposit agreement which is filed as an exhibit to and incorporated herein by reference from our registration statement on Form F-6, filed by us with the SEC on August 9, 2010 (File No. 333-168673). You may also obtain a copy of the deposit agreement at the SEC’s public reference room. See “Available Information.”

Share dividends and other distributions

We may make various types of distributions with respect to our shares. The depositary has agreed to pay to you the dividends or other distributions it or the custodian receives on shares or other deposited securities, after deducting its fees and expenses and any amount required to be withheld on account of taxes or other governmental charges. You will receive these distributions in proportion to the number of underlying shares that your ADSs represent.

Except as stated below, to the extent the depositary is legally permitted it will deliver the distributions to ADS holders in proportion to their interests in the following manner:

•

Cash. The depositary will distribute to ADS holders any U.S. dollars available to it resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof (to the extent applicable), on an averaged or other practicable basis, subject to:

•	appropriate reductions for taxes withheld;

•

any reason that results in the depositary not being able to make available such distribution to any ADS holder(s) or to dispose of a distribution and make available the net proceeds thereof to any ADS holder(s); and

•

deduction of the depositary’s fees, if applicable, and the depositary’s expenses, including those incurred in (i) converting any foreign currency to U.S. dollars to the extent that it determines that the conversion may be made on a reasonable basis, (ii) transferring foreign currency or U.S. dollars to the United States by such means as the depositary may determine to the extent that it determines that the transfer may be made on a reasonable basis, (iii) obtaining any approval or license of any governmental authority required for the conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (iv) making any sale by public or private means.

•

Shares. In the case of a distribution in shares, the depositary may deliver an aggregate number of ADSs representing those shares. Only whole ADSs will be issued. Any shares which would result in fractional ADSs will be sold and the net proceeds will be distributed to the ADS holders entitled thereto.

•

Rights to receive additional shares. In the case of a distribution of rights to subscribe for additional shares or other rights, the depositary will, after consulting with the Company, be permitted to decide whether to (i) make such rights available to the ADS holders and determine the procedure to be followed for this purpose or (ii) dispose of such rights on behalf of any ADS holders and distribute the net proceeds in cash.

•

If the depositary determines that it is lawful and feasible to make such rights available to all or certain ADS holders, the depositary shall distribute to each such holder of ADS warrants or other instruments, or use any other method in order to facilitate the exercise, sale or transfer of rights by such ADS holders, pursuant to a separate agreement to be entered between the Company and the depositary; or

•

If the depositary determines that it is not lawful or feasible to distribute such rights to all or certain ADS holders, the depositary shall use reasonable efforts to sell the rights and distribute the net proceeds as cash to such ADS holders.

•	Other distributions. In the case of a distribution of securities or property other than those described above, the depositary may either:

•	distribute the securities or property in any manner it deems equitable and practicable; or

•

to the extent the depositary deems distribution of the securities or property not to be equitable and practicable, after consultation with us to the extent practicable, adopt such method as it may deem equitable and practicable for the purpose of making the distribution, including but not limited to the sale of the securities or property and the distribution of any net proceeds in the same way it distributes cash.

We have no obligation to file a registration statement under the Securities Act in order to make any rights available to ADS holders. ADS holders in the United States may not be able to exercise pre-emptive rights and/or receive other distributions if such securities are not registered under the Securities Act or exempted from such requirement. If the depositary is not permitted or is otherwise unable to sell any rights, such rights may lapse with no consideration received by ADS holders.

Any U.S. dollars will usually be distributed by checks drawn on a bank in the United States for whole dollars and cents (payments will be rounded to the nearest whole cent).

The depositary may choose any practical method of distribution for any specific ADS holder, including the distribution of foreign currency, securities or property, or it may retain the items, without paying interest on or investing them, on behalf of the ADS holder as deposited securities.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders.

The depositary may not be able to convert any currency at a specified exchange rate or sell any property, rights, shares or other securities at a specified price, and these transactions may not be completed within a specified time period.

Deposit of ADSs

The depositary will deliver ADSs if you or your broker deposits shares or evidence of rights to receive shares with the custodian.

Shares deposited in the future with the custodian must be accompanied by certain documents, including instruments or instructions showing that the shares have been properly transferred or endorsed to the person on whose behalf the deposit is being made. Shares may be so deposited through the electronic transfer of shares to the account maintained by the custodian for that purpose.

The custodian will hold all deposited shares for the account of the depositary.

The custodian will also hold any additional securities, property and cash received on or in substitution for the deposited shares. The deposited shares and any additional items, including without limitation shares that have not been successfully delivered upon surrender of ADSs, are referred to as “deposited securities.”

Upon each deposit of shares, receipt of related delivery documentation and compliance with the other provisions of the deposit agreement, including the payment of the fees and charges of the depositary and any taxes or other fees or charges owing, the depositary will deliver the number of ADSs issuable in respect of that deposit. ADSs will be delivered at the depositary’s principal New York office or any other location that it may designate as its transfer office.

Surrender of ADSs and withdrawal of deposited securities

When you turn in your ADS at the depositary’s office, the depositary will, upon payment of applicable fees, charges and taxes, and upon receipt of proper instructions (in accordance with the terms of the deposit agreement), deliver the underlying shares in accordance with your instructions.

The depositary may only restrict the withdrawal of deposited securities in connection with:

•	temporary delays caused by closing our transfer books or those of the depositary;

•	compliance with any laws or government regulations relating to ADRs or to the withdrawal of deposited securities; or

•	the payment of fees, taxes and similar charges.

Voting rights

You may not attend or directly exercise voting rights in shareholders’ meetings but you may instruct the depositary how to exercise the voting rights for the shares which underlie your ADSs. Each of your ADSs represents two shares. After receiving voting materials from us, if we ask it to, the depositary will notify the ADS holders of any shareholders’ meeting or solicitation of consents or proxies. This notice will describe how you may instruct the depositary to exercise the voting rights for the shares which underlie your ADSs. For instructions to be valid, the depositary must receive them on or before the date the depositary will set. The depositary will try, as far as is practical, subject to the provisions of and governing the underlying shares or other deposited securities, to vote or to have its agents vote the shares or other deposited securities as you instruct. The depositary will only vote or attempt to vote as you instruct. The depositary will not itself exercise any voting discretion. If we asked the depositary to solicit your instructions and the depositary does not receive voting instructions from you by the specified date, it will consider you to have authorized and directed it to give a discretionary proxy to a person designated by the Company to vote the number of deposited securities represented by your ADSs, in favor of any proposal or recommendations made by the Company. The depositary will give a discretionary proxy in those circumstances to vote on all questions to be voted upon unless we notify the depositary that:

•	we do not wish to receive a discretionary proxy;

•	we think there is substantial shareholder opposition; or

•	we think it materially and adversely affects the rights of holders of shares.

Neither the depositary nor its agents are responsible for any failure to carry out any voting instructions, for the manner in which any vote is cast or for the effect of any vote.

There is no guarantee that you will receive voting materials in time to instruct the depositary to vote and it is possible that you, or persons who hold their ADSs through brokers, dealers or other third parties, will not have the opportunity to exercise a right to vote.

Record dates

The depositary may fix record dates for the determination of the ADS holders who will be entitled:

•	to receive a dividend, distribution or rights, or

•	to give instructions for the exercise of voting rights at a meeting of holders of shares or other deposited securities,

all subject to the provisions of the deposit agreement.

Reports and other communications

The depositary will make available for inspection by ADS holders any written communications from us (including proxy soliciting material) which are both (i) received by the depositary as the holder of deposited securities and (ii) made generally available to the holders of such deposited securities. We will furnish these communications in English when so required by any SEC rules or regulations.

Additionally, if we make any written communications generally available to holders of our shares, we will provide copies to the depositary or the custodian. When the depositary or the custodian actually receives those written communications, the depositary will, if we ask it to, mail copies of them to all ADS holders or make such communications available to them on a basis similar to the one applicable for shareholders or on such other basis as the Company may advise according to applicable laws and regulations.

Fees and expenses

ADS holders may be required to pay to the depositary, either directly or indirectly, fees or charges up to the amounts set forth below:

Depositary Services	Associated Fee
Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property	$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)

Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates	$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)

Any cash distribution to ADS registered holders, excluding cash dividend	$0.02 (or less) per ADSs (or portion of ADSs)

Taxes and other governmental charges the depositary or the custodian have to pay on any ADS or share underlying an ADS (e.g., stock transfer taxes, stamp duty or withholding taxes)	As necessary

Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares	Registration or transfer fees

Cable, telex and facsimile transmissions (when expressly provided in the deposit agreement)	Expenses of the depositary

Conversion of foreign currency	Expenses of the depositary

Distribution of securities distributed to holders of deposited securities which are distributed by the depositary to ADS registered holders	A fee equivalent to the fee that would be payable if securities distributed to ADS holders had been shares and the shares had been deposited for issuance of ADSs

Any charges incurred by the depositary or its agents for servicing the deposited securities	As necessary

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

We will pay all other charges and expenses of the depositary and any agent of the depositary (except the custodian) pursuant to agreements from time to time between us and the depositary. The fees described above may be amended from time to time.

Payment of taxes

ADS holders and beneficial owners must pay any tax or other governmental charge payable by the custodian or the depositary on any ADS, deposited security or distribution. If an ADS holder owes any tax or other governmental charge, the depositary may (i) deduct the amount thereof from any cash distributions or (ii) sell deposited securities represented by the ADSs and deduct the amount owing from the net proceeds of the sale. In either case the ADS holder and the beneficial owner remain liable for any shortfall. Additionally, if any tax or governmental charge is unpaid, the depositary may also refuse to register any transfer of those ADSs or any withdrawal of deposited securities. If any tax or governmental charge is required to be withheld on any non-cash distribution, the depositary may sell the distributed property or securities to pay the taxes and distribute any remaining net proceeds to the ADS holders entitled thereto.

Reclassifications, recapitalizations and mergers

If we take certain actions that affect the deposited securities, including (i) any change in nominal value, par value, split-up, consolidation, redemption, cancellation or other reclassification of deposited securities, (ii) any recapitalization, reorganization, merger, consolidation or sale of assets affecting the Company or to which it is a party or (iii) the redemption or cancellation by the Company of the deposited securities, then the depositary may, and shall if the Company so requests, proceed as follows:

•	call for the surrender of outstanding ADSs to be exchanged for new ADSs specifically describing the newly deposited securities; or

•	distribute additional ADSs.

If the depositary does not choose any of the above options, any of the cash, securities or other property it receives will constitute part of the deposited securities and each ADS will then represent a proportionate interest in the property.

Amendment

We may agree with the depositary to amend the deposit agreement and the ADSs without the consent of ADS holders for any reason which the Company and the depositary may deem necessary or desirable. ADS holders must be given at least 30 days’ notice of any amendment that imposes or increases any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or that shall otherwise prejudice any substantial existing right of ADS holders. If an ADS holder continues to hold an ADS or ADSs after being so notified, the ADS holder is deemed to agree to the amendment.

No amendment will impair your right to surrender your ADSs and receive the underlying securities except to the extent necessary to comply with mandatory provisions of applicable law. If a government body adopts new laws or rules which require the deposit agreement or the ADSs to be amended, we and the depositary may make the necessary amendments, which could take effect before you receive notice thereof.

Termination

The depositary shall, at the Company’s request, terminate the deposit agreement by giving the ADS holders at least 30 days’ prior notice. The depositary may also terminate the deposit agreement by giving notice of termination to the Company and the ADS holders if at least 60 days have passed since the depositary delivered to the Company a written notice of its election to resign and a successor depositary has not been appointed and accepted its appointment.

After termination, the depositary’s only responsibility will be (i) to deliver deposited securities (together with any dividends and other distributions or proceeds therefrom) to ADS holders who surrender their ADSs and (ii) to hold or sell distributions received on deposited securities. After the expiration of one year from the termination date, the depositary may sell the deposited securities that remain and hold the net proceeds of the sales, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders who have not yet surrendered their ADSs. After making the sale, the depositary shall have no obligations except to account for the proceeds and other cash. The depositary will not be required to invest the proceeds or pay interest on them.

Limitations on obligations and liability to ADS holders

The deposit agreement expressly limits the obligations and liability of the depositary, the Company and their respective agents. Neither the Company nor the depositary nor any of their directors, employees, agents or affiliates will be liable:

•

if any present or future law or regulation, or any present or future provision of the articles of association of the Company, or the provisions of or governing any securities issued or distributed by the Company or any offering or distribution thereof, or any act of God, war or other circumstance beyond its control shall prevent, delay, forbid or subject to any civil or criminal penalty any act which the deposit agreement, the articles of association, the provisions of or governing the deposited securities, or other applicable laws provide shall be done or performed by it;

•	if it exercises or fails to exercise discretion under the deposit agreement or the ADS;

•

if any distribution or offering may not be made available to ADS holders, the depositary may not dispose of such distribution or offering and make the proceeds available to the ADS holders, and the depositary allows the rights to lapse;

•	if it performs its obligations without negligence or bad faith;

•

if it takes or abstains from taking any action in reliance upon the advice of or information from legal counsel, accountants, any person presenting shares for deposit, any registered holder of ADSs, or any other person believed by it to be competent to give the advice or information;

•

if any holder or beneficial owner of an ADS is unable to benefit from any distribution, offering, right or other benefit which is made available to holders of deposited securities but is not, under the terms of the deposit agreement, made available to holders or beneficial owners of ADSs; or

•	for any special, consequential or punitive damages for any breach of the terms of the deposit agreement.

No disclaimer of liability under the Securities Act is intended by any provision of the deposit agreement.

The depositary shall not be liable for the validity or worth of the deposited securities.

Neither the Company nor the depositary nor their respective agents have any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or the ADSs on your behalf.

The depositary will not be responsible for failing to carry out instructions to vote the deposited securities, for the manner in which the deposited securities are voted or the effect of the vote.

The depositary may own and deal in deposited securities and in ADSs.

Disclosure of interest in ADSs

From time to time the Company and the depositary may request you and other holders and beneficial owners of ADSs to provide information as to:

•	the capacity in which you and other holders and beneficial owners own or owned ADSs or hold or held ADRs or any security entitlement or other interest in ADSs;

•	the identity of any other persons then or previously interested in the ADRs or other securities evidencing ADSs or any interest therein; and

•	the nature of your interest and various other matters.

You agree to provide any such information requested by the Company or the depositary pursuant to the deposit agreement whether or not you are still a holder or beneficial owner of ADSs at the time of such request. You also agree to comply with any disclosure requirements and ownership limitations arising from any provisions of, or governing, any deposited securities that might require disclosure of, or impose limits on, beneficial or other ownership of deposited securities, other shares and other securities.

Requirements for depositary actions

We, the depositary or the custodian may refuse to:

•	issue, register or transfer an ADS or ADSs;

•	effect a split-up or combination of ADSs;

•	deliver distributions on any ADSs; or

•	permit the withdrawal of deposited securities (unless the deposit agreement provides otherwise),

until the following conditions have been met:

•	the holder has paid all taxes, governmental charges and fees and expenses as required in the deposit agreement;

•	the holder has provided the depositary with any information it may deem necessary or proper, including, without limitation, proof of identity and the genuineness of any signature; and

•	the holder has complied with such regulations as the depositary may establish under the deposit agreement.

The depositary may also suspend the issuance of ADSs, the deposit of shares or the registration, transfer, split-up or combination of ADSs if the register for ADSs or any deposited securities is closed or if we or the depositary decide it is advisable to do so.

Books of depositary

The depositary or its agent will maintain a register for the registration, registration of transfer, combination and split-up of ADSs. You may inspect these records during regular business hours, but solely for the purpose of communicating with other holders in the interest of business matters relating to the deposit agreement.

The depositary may close the transfer books, (i) at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder, or (ii) at the request of the Company. The depositary shall notify the Company of any closing under clause (i) of the preceding sentence that is other than in the ordinary course of business.

The depositary will maintain facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADSs. These facilities may be closed from time to time, to the extent not prohibited by law, for example, in observance of holidays, when setting a record date or determining entitlements to rights or other benefits and as a result of events of force majeure.

Pre-release of ADSs

Unless we request in writing that the depositary cease doing so, the depositary may execute and deliver receipts prior to the receipt of shares. The depositary may deliver ADSs prior to the deposit with the custodian of shares (or rights to receive shares). This is called a pre-release of the ADSs. A pre-release is closed out as soon as the underlying shares (or other ADSs) are delivered to the depositary. The depositary may pre-release ADSs only if: (i) before or at the time of the pre-release, the person to whom the pre-release is being made represents to the depositary in writing that it or its customer owns the shares or ADSs to be deposited, assigns all beneficial rights, title and interest in such shares and will not take any action with respect to those shares inconsistent with the transfer of beneficial ownership; (ii) the pre-release is fully collateralized with cash or U.S. government securities (which will not constitute deposited securities); and (iii) the depositary must be able to close out the pre-release on not more than five business days’ notice. Each pre-release will be subject to such further indemnities and credit regulations as the depositary deems appropriate.

In general, the number of pre-released ADSs will not constitute more than 30% of all ADSs outstanding at any given time (excluding those evidenced by pre-released ADSs). However, the depositary may change or disregard this limit from time to time as it deems appropriate and may, with our prior written consent, change such limit for the purpose of general application. The depositary will also set U.S. dollar limits with respect to pre-release transactions to be entered into on a case-by-case basis as the depositary deems appropriate. The depositary shall hold the collateral referred to above under (2) as security for the performance of the pre-releasee’s obligations to the depositary in connection with a pre-release transaction, including a holder’s obligation to deliver shares or ADSs upon termination of a pre-release transaction. The depositary may retain for its own account any earnings on collateral for pre-released ADSs and its charges for issuance thereof.

U.S. TAXATION OF DEBT SECURITIES

This section describes the material U.S. federal income tax consequences of owning the debt securities we may offer. It applies to you only if you acquire debt securities in an offering or offerings contemplated in this prospectus and you hold your debt securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies,

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

•	a bank,

•	a life insurance company,

•	a tax-exempt organization,

•	a person that owns debt securities that are a hedge or that are hedged against interest rate or currency risks,

•	a person that owns debt securities as part of a straddle or conversion transaction for tax purposes, or

•	a U.S. holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This section deals only with debt securities that are due to mature 30 years or less from the date on which they are issued. This section also does not deal with debt securities that are issued in bearer form. The U.S. federal income tax consequences of owning debt securities that are due to mature more than 30 years from their date of issue or that are issued in bearer form will be discussed in an applicable prospectus supplement. This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the debt securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the debt securities should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in the debt securities.

Please consult your own tax advisor concerning the consequences of owning these debt securities in your particular circumstances under the Internal Revenue Code and the laws of any other taxing jurisdiction.

U.S. Holders

This subsection describes the tax consequences to a U.S. holder. You are a U.S. holder if you are a beneficial owner of a debt security and you are:

•	a citizen or resident of the United States,

•	a domestic corporation,

•	an estate whose income is subject to U.S. federal income tax regardless of its source, or

•	a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

If you are not a U.S. holder, this subsection does not apply to you and you should refer to “—U.S. Alien Holders” below.

Payments of Interest.

Except as described below in the case of interest on a discount debt security that is not qualified stated interest, each as defined below under “—Original Issue Discount — General”, you will be taxed on any interest on your debt security, whether payable in U.S. dollars or a foreign currency, including a composite currency or basket of currencies other than U.S. dollars, as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

Interest paid by the Company on the debt securities and original issue discount, if any, accrued with respect to the debt securities (as described below under “Original Issue Discount”) and any additional amounts paid with respect to withholding tax on the debt securities, including withholding tax on payments of such additional amounts (“additional amounts”), is income from sources outside the United States subject to the rules regarding the foreign tax credit allowable to a U.S. holder. Under the foreign tax credit rules, interest, and original issue discount and additional amounts will, depending on your circumstances, be either “passive” or “general” income for purposes of computing the foreign tax credit.

Cash Basis Taxpayers. If you are a taxpayer that uses the cash receipts and disbursements method of accounting for tax purposes and you receive an interest payment that is denominated in, or determined by reference to, a foreign currency, you must recognize income equal to the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Accrual Basis Taxpayers. If you are a taxpayer that uses an accrual method of accounting for tax purposes, you may determine the amount of income that you recognize with respect to an interest payment denominated in, or determined by reference to, a foreign currency by using one of two methods. Under the first method, you will determine the amount of income accrued based on the average exchange rate in effect during the interest accrual period or, with respect to an accrual period that spans two taxable years, that part of the period within the taxable year.

If you elect the second method, you would determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period, or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, under this second method, if you receive a payment of interest within five business days of the last day of your accrual period or taxable year, you may instead translate the interest accrued into U.S. dollars at the exchange rate in effect on the day that you actually receive the interest payment. If you elect the second method it will apply to all debt instruments that you hold at the beginning of the first taxable year to which the election applies and to all debt instruments that you subsequently acquire. You may not revoke this election without the consent of the Internal Revenue Service.

When you actually receive an interest payment, including a payment attributable to accrued but unpaid interest upon the sale or retirement of your debt security, denominated in, or determined by reference to, a foreign currency for which you accrued an amount of income, you will recognize ordinary income or loss measured by the difference, if any, between the exchange rate that you used to accrue interest income and the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Original Issue Discount

General. If you own a debt security, other than a short-term debt security with a term of one year or less, it will be treated as a discount debt security issued at an original issue discount if the amount by which the debt security’s stated redemption price at maturity exceeds its issue price is more than a de minimis amount. Generally, a debt security’s issue price will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A debt security’s stated

redemption price at maturity is the total of all payments provided by the debt security that are not payments of qualified stated interest. Generally, an interest payment on a debt security is qualified stated interest if it is one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the debt security. There are special rules for variable rate debt securities that are discussed under “—Variable Rate Debt Securities”.

In general, your debt security is not a discount debt security if the amount by which its stated redemption price at maturity exceeds its issue price is less than the de minimis amount of  1/4 of 1 percent of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your debt security will have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If your debt security has de minimis original issue discount, you must include the de minimis amount in income as stated principal payments are made on the debt security, unless you make the election described below under “—Election to Treat All Interest as Original Issue Discount”. You can determine the includible amount with respect to each such payment by multiplying the total amount of your debt security’s de minimis original issue discount by a fraction equal to:

•	the amount of the principal payment made

divided by:

•	the stated principal amount of the debt security.

Generally, if your discount debt security matures more than one year from its date of issue, you must include original issue discount, or OID, in income before you receive cash attributable to that income. The amount of OID that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of OID in income over the life of your debt security. More specifically, you can calculate the amount of OID that you must include in income by adding the daily portions of OID with respect to your discount debt security for each day during the taxable year or portion of the taxable year that you hold your discount debt security. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your discount debt security and you may vary the length of each accrual period over the term of your discount debt security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the discount debt security must occur on either the first or final day of an accrual period.

You can determine the amount of OID allocable to an accrual period by:

•	multiplying your discount debt security’s adjusted issue price at the beginning of the accrual period by your debt security’s yield to maturity, and then

•	subtracting from this figure the sum of the payments of qualified stated interest on your debt security allocable to the accrual period.

You must determine the discount debt security’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your discount debt security’s adjusted issue price at the beginning of any accrual period by:

•	adding your discount debt security’s issue price and any accrued OID for each prior accrual period, and then

•	subtracting any payments previously made on your discount debt security that were not qualified stated interest payments.

If an interval between payments of qualified stated interest on your discount debt security contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

The amount of OID allocable to the final accrual period is equal to the difference between:

•	the amount payable at the maturity of your debt security, other than any payment of qualified stated interest, and

•	your debt security’s adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium. If you purchase your debt security for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your debt security after the purchase date but is greater than the amount of your debt security’s adjusted issue price, as determined above under “—General”, the excess is acquisition premium. If you do not make the election described below under “—Election to Treat All Interest as Original Issue Discount”, then you must reduce the daily portions of OID by a fraction equal to:

•	the excess of your adjusted basis in the debt security immediately after purchase over the adjusted issue price of the debt security divided by:

•	the excess of the sum of all amounts payable, other than qualified stated interest, on the debt security after the purchase date over the debt security’s adjusted issue price.

Pre-Issuance Accrued Interest. An election may be made to decrease the issue price of your debt security by the amount of pre-issuance accrued interest if:

•	a portion of the initial purchase price of your debt security is attributable to pre-issuance accrued interest,

•	the first stated interest payment on your debt security is to be made within one year of your debt security’s issue date, and

•	the payment will equal or exceed the amount of pre-issuance accrued interest.

If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on your debt security.

Debt Securities Subject to Contingencies Including Optional Redemption. Your debt security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your debt security by assuming that the payments will be made according to the payment schedule most likely to occur if:

•	the timing and amounts of the payments that comprise each payment schedule are known as of the issue date and

•	one of such schedules is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you must include income on your debt security in accordance with the general rules that govern contingent payment obligations. These rules will be discussed in the applicable prospectus supplement.

Notwithstanding the general rules for determining yield and maturity, if your debt security is subject to contingencies, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then:

•

in the case of an option or options that we may exercise, we will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your debt security and

•

in the case of an option or options that you may exercise, you will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your debt security.

If both you and we hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You may determine the yield on your debt security for the purposes of those calculations by using any date on which your debt security may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your debt security as the principal amount payable at maturity.

If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your debt security is repaid as a result of this change in circumstances and solely to determine the amount and accrual of OID, you must redetermine the yield and maturity of your debt security by treating your debt security as having been retired and reissued on the date of the change in circumstances for an amount equal to your debt security’s adjusted issue price on that date.

Election to Treat All Interest as Original Issue Discount. You may elect to include in gross income all interest that accrues on your debt security using the constant-yield method described above under “—General”, with the modifications described below. For purposes of this election, interest will include stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under “—Debt Securities Purchased at a Premium,” or acquisition premium.

If you make this election for your debt security, then, when you apply the constant-yield method:

•	the issue price of your debt security will equal your cost,

•	the issue date of your debt security will be the date you acquired it, and

•	no payments on your debt security will be treated as payments of qualified stated interest.

Generally, this election will apply only to the debt security for which you make it; however, if the debt security has amortizable bond premium, you will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you hold as of the beginning of the taxable year to which the election applies or any taxable year thereafter. Additionally, if you make this election for a market discount debt security, you will be treated as having made the election discussed below under “—Market Discount” to include market discount in income currently over the life of all debt instruments having market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke any election to apply the constant-yield method to all interest on a debt security or the deemed elections with respect to amortizable bond premium or market discount debt securities without the consent of the Internal Revenue Service.

Variable Rate Debt Securities. Your debt security will be a variable rate debt security if:

•	your debt security’s issue price does not exceed the total noncontingent principal payments by more than the lesser of:

1)	0.015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date, or

2)	15 percent of the total noncontingent principal payments; and

•	your debt security provides for stated interest, compounded or paid at least annually, only at:

1)	one or more qualified floating rates,

2)	a single fixed rate and one or more qualified floating rates,

3)	a single objective rate, or

4)	a single fixed rate and a single objective rate that is a qualified inverse floating rate.

Your debt security will have a variable rate that is a qualified floating rate if:

•	variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your debt security is denominated; or

•	the rate is equal to such a rate multiplied by either:

1)	a fixed multiple that is greater than 0.65 but not more than 1.35 or

2)	a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate; and

•

the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

If your debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate.

Your debt security will not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the debt security or are not reasonably expected to significantly affect the yield on the debt security.

Your debt security will have a variable rate that is a single objective rate if:

•	the rate is not a qualified floating rate,

•

the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party, and

•

the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

Your debt security will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your debt security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of your debt security’s term.

An objective rate as described above is a qualified inverse floating rate if:

•	the rate is equal to a fixed rate minus a qualified floating rate and

•	the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

Your debt security will also have a single qualified floating rate or an objective rate if interest on your debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:

•	the fixed rate and the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points or

•	the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

In general, if your variable rate debt security provides for stated interest at a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period, all stated interest on your debt security is qualified stated interest. In this case, the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your debt security.

If your variable rate debt security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period, you generally must determine the interest and OID accruals on your debt security by:

•	determining a fixed rate substitute for each variable rate provided under your variable rate debt security,

•	constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above,

•	determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument, and

•	adjusting for actual variable rates during the applicable accrual period.

When you determine the fixed rate substitute for each variable rate provided under the variable rate debt security, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your debt security.

If your variable rate debt security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period, you generally must determine interest and OID accruals by using the method described in the previous paragraph. However, your variable rate debt security will be treated, for purposes of the first three steps of the determination, as if your debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

Short-Term Debt Securities. In general, if you are an individual or other cash basis U.S. holder of a short-term debt security, you are not required to accrue OID, as specially defined below for the purposes of this paragraph, for U.S. federal income tax purposes unless you elect to do so (although it is possible that you may be required to include any stated interest in income as you receive it). If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash basis taxpayer who so elects, you will be required to accrue OID on short-term debt securities on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include OID in income currently, any gain you realize on the sale or retirement of your short-term debt security will be ordinary income to the extent of the accrued OID, which will be determined on a straight-line basis unless you make an election to accrue the OID under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue OID on your short-term debt securities, you will be required to defer deductions for interest on borrowings allocable to your short-term debt securities in an amount not exceeding the deferred income until the deferred income is realized.

When you determine the amount of OID subject to these rules, you must include all interest payments on your short-term debt security, including stated interest, in your short-term debt security’s stated redemption price at maturity.

Foreign Currency Discount Debt Securities. If your discount debt security is denominated in, or determined by reference to, a foreign currency, you must determine OID for any accrual period on your discount debt security in the foreign currency and then translate the amount of OID into U.S. dollars in the same manner as stated interest accrued by an accrual basis U.S. holder, as described under “—U.S. Holders — Payments of Interest”. You may recognize ordinary income or loss when you receive an amount attributable to OID in connection with a payment of interest or the sale or retirement of your debt security.

Market Discount

You will be treated as if you purchased your debt security, other than a short-term debt security, at a market discount, and your debt security will be a market discount debt security if:

•	you purchase your debt security for less than its issue price as determined above under “Original Issue Discount — General” and

•

the difference between the debt security’s stated redemption price at maturity or, in the case of a discount debt security, the debt security’s revised issue price, and the price you paid for your debt security is equal to or greater than  1/4 of 1 percent of your debt security’s stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the debt security’s maturity. To determine the revised issue price of your debt security for these purposes, you generally add any OID that has accrued on your debt security to its issue price.

If your debt security’s stated redemption price at maturity or, in the case of a discount debt security, its revised issue price, exceeds the price you paid for the debt security by less than  1/4 of 1 percent multiplied by the number of complete years to the debt security’s maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

You must treat any gain you recognize on the maturity or disposition of your market discount debt security as ordinary income to the extent of the accrued market discount on your debt security. Alternatively, you may elect to include market discount in income currently over the life of your debt security. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the Internal Revenue Service. If you own a market discount debt security and do not make this election, you will generally be required to defer deductions for interest on borrowings allocable to your debt security in an amount not exceeding the accrued market discount on your debt security until the maturity or disposition of your debt security.

You will accrue market discount on your market discount debt security on a straight-line basis unless you elect to accrue market discount using a constant-yield method. If you make this election, it will apply only to the debt security with respect to which it is made and you may not revoke it.

Debt Securities Purchased at a Premium

If you purchase your debt security for an amount in excess of its principal amount, you may elect to treat the excess as amortizable bond premium. If you make this election, you will reduce the amount required to be included in your income each year with respect to interest on your debt security by the amount of amortizable bond premium allocable to that year, based on your debt security’s yield to maturity. If your debt security is denominated in, or determined by reference to, a foreign currency, you will compute your amortizable bond premium in units of the foreign currency and your amortizable bond premium will reduce your interest income in units of the foreign currency. Gain or loss recognized that is attributable to changes in exchange rates between the time your amortized bond premium offsets interest income and the time of the acquisition of your debt security is generally taxable as ordinary income or loss. If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the Internal Revenue Service. See also “Original Issue Discount — Election to Treat All Interest as Original Issue Discount”.

Purchase, Sale and Retirement of the Debt Securities

Your tax basis in your debt security will generally be the U.S. dollar cost, as defined below, of your debt security, adjusted by:

•	adding any OID or market discount previously included in income with respect to your debt security, and then

•	subtracting any payments on your debt security that are not qualified stated interest payments and any amortizable bond premium applied to reduce interest on your debt security.

If you purchase your debt security with foreign currency, the U.S. dollar cost of your debt security will generally be the U.S. dollar value of the purchase price on the date of purchase. However, if you are a cash basis taxpayer, or an accrual basis taxpayer if you so elect, and your debt security is traded on an established securities market, as defined in the applicable Treasury regulations, the U.S. dollar cost of your debt security will be the U.S. dollar value of the purchase price on the settlement date of your purchase.

You will generally recognize gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement and your tax basis in your debt security. If your debt security is sold or retired for an amount in foreign currency, the amount you realize will be the U.S. dollar value of such amount on the date the debt security is disposed of or retired, except that in the case of a debt security that is traded on an established securities market, as defined in the applicable Treasury regulations, a cash basis taxpayer, or an accrual basis taxpayer that so elects, will determine the amount realized based on the U.S. dollar value of the foreign currency on the settlement date of the sale.

You will recognize capital gain or loss when you sell or retire your debt security, except to the extent:

•	described above under “—Original Issue Discount — Short-Term Debt Securities” or “—Market Discount”,

•	attributable to accrued but unpaid interest,

•	the rules governing contingent payment obligations apply, or

•	attributable to changes in exchange rates as described below.

Capital gain of a noncorporate U.S. holder is generally taxed at preferential rates where the property is held for more than one year.

You must treat any portion of the gain or loss that you recognize on the sale or retirement of a debt security as ordinary income or loss to the extent attributable to changes in exchange rates. However, you take exchange gain or loss into account only to the extent of the total gain or loss you realize on the transaction.

Exchange of Amounts in Other Than U.S. Dollars

If you receive foreign currency as interest on your debt security or on the sale or retirement of your debt security, your tax basis in the foreign currency will equal its U.S. dollar value when the interest is received or at the time of the sale or retirement. If you purchase foreign currency, you generally will have a tax basis equal to the U.S. dollar value of the foreign currency on the date of your purchase. If you sell or dispose of a foreign currency, including if you use it to purchase debt securities or exchange it for U.S. dollars, any gain or loss recognized generally will be ordinary income or loss.

Medicare Tax

For taxable years beginning after December 31, 2012, a U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the U.S. holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A holder’s net investment income will generally include its interest income and its net gains from the disposition of debt securities, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the debt securities.

Indexed Debt Securities and Renewable, Extendible and Amortizing Debt Securities

The applicable prospectus supplement will discuss any special U.S. federal income tax rules with respect to debt securities the payments on which are determined by reference to any index and other debt securities that are subject to the rules governing contingent payment obligations which are not subject to the rules governing variable rate debt securities and with respect to any renewable and extendible debt securities and with respect to any debt securities providing for the periodic payment of principal over the life of the debt security.

U.S. Alien Holders

This subsection describes the tax consequences to a U.S. alien holder. You are a U.S. alien holder if you are a beneficial owner of a debt security and you are, for U.S. federal income tax purposes:

•	a nonresident alien individual,

•	a foreign corporation, or

•	an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from a debt security.

If you are a U.S. holder, this subsection does not apply to you.

If you are a U.S. alien holder, interest paid to you in respect of your debt securities will not be subject to U.S. federal income tax unless the interest is “effectively connected” with your conduct of a trade or business within the United States, and the interest is attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis. In such cases you generally will be taxed in the same manner as a U.S. holder. If you are a corporate U.S. alien holder, “effectively connected” interest may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Purchase, Sale, Retirement and Other Disposition of the Debt Securities.

If you are a U.S. alien holder, you will not be subject to U.S. federal income tax on gain recognized on the sale or other disposition of your debt securities unless:

•

the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis, or

•	you are an individual, you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist.

If you are a corporate U.S. alien holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Treasury Regulations Requiring Disclosure of Reportable Transactions

U.S. Treasury regulations require U.S. taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds (a “Reportable Transaction”). Under these regulations, if the debt securities are denominated in a foreign currency, a U.S. holder (or a U.S. alien holder that holds the debt securities in connection with a U.S. trade or business) that recognizes a loss with respect to the debt securities that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on Internal Revenue Service Form 8886 (Reportable Transaction Statement) if the loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of debt securities.

Information with Respect to Foreign Financial Assets

Under recently enacted legislation, individuals that own “specified foreign financial assets” with an aggregate value in excess of $50,000 in taxable years beginning after March 18, 2010 will generally be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions, as well as any of the following, but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties, and (iii) interests in foreign entities. U.S. holders that are individuals are urged to consult their tax advisors regarding the application of this legislation to their ownership of the debt securities.

Backup Withholding and Information Reporting

If you are a noncorporate U.S. holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

•

payments of principal and interest on a debt security within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States, and

•	the payment of the proceeds from the sale of a debt security effected at a U.S. office of a broker.

Additionally, backup withholding will apply to such payments if you are a noncorporate U.S. holder that:

•	fails to provide an accurate taxpayer identification number,

•	is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or

•	in certain circumstances, fails to comply with applicable certification requirements.

If you are a U.S. alien holder, you are generally exempt from backup withholding and information reporting requirements with respect to:

•	payments of principal and interest made to you outside the United States by the Company or another non-U.S. payor, and

•

other payments of principal and interest and the payment of the proceeds from the sale of a debt security effected at a U.S. office of a broker, as long as the income associated with such payments is otherwise exempt from U.S. federal income tax, and:

•	the payor or broker does not have actual knowledge or reason to know that you are a U.S. person and you have furnished to the payor or broker:

•	an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-U.S. person, or

•	other documentation upon which it may rely to treat the payments as made to a non-U.S. person in accordance with U.S. Treasury regulations, or

•	you otherwise establish an exemption.

Payment of the proceeds from the sale of a debt security effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of a debt security that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States,

•	the payment of proceeds or the confirmation of the sale is mailed to you at a U.S. address, or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a U.S. person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, a sale of a debt security effected at a foreign office of a broker will be subject to information reporting if the broker is:

•	a U.S. person,

•	a controlled foreign corporation for U.S. tax purposes,

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period, or

•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are “U.S. persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

•	such foreign partnership is engaged in the conduct of a U.S. trade or business,

unless the broker does not have actual knowledge or reason to know that you are a U.S. person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a U.S. person.

U.S. TAXATION OF ORDINARY SHARES AND AMERICAN DEPOSITARY SHARES

This section describes the material U.S. federal income tax consequences of owning shares or ADSs. It applies to you only if you acquire your shares or ADSs in an offering or offerings contemplated in this prospectus and you hold your shares or ADSs as capital assets for tax purposes. This section does not apply to you if you are a member of a special class of holders subject to special rules, including:

•	a dealer in securities,

•	a bank,

•	a trader in securities that elects to use a mark-to-market method of accounting for securities holdings,

•	a tax-exempt organization,

•	a person who invests through a pass-through entity, including a partnership,

•	a life insurance company,

•	a person liable for alternative minimum tax,

•	a person that actually or constructively owns 10% or more of our voting stock or its ADSs,

•	a person that holds shares or ADSs as part of a straddle or a hedging or conversion transaction, or

•	a U.S. holder (as defined below) whose functional currency is not the U.S. dollar.

This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations, published rulings and court decisions. These laws are subject to change, possibly on a retroactive basis. In addition, this section is based in part upon the representations of the Depositary and the assumption that each obligation in the Deposit Agreement and any related agreement will be performed in accordance with its terms.

If a partnership holds the shares or ADSs, the U.S. federal income tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Each such partner holding the shares or ADSs is urged to consult his, her or its own tax advisor.

You are a U.S. holder if you are a beneficial owner of shares or ADSs and you are:

•	a citizen or resident of the United States,

•	a domestic corporation,

•	an estate whose income is subject to U.S. federal income tax regardless of its source, or

•	a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

You are a U.S. alien holder if you are a beneficial owner of shares or ADSs and you are, for U.S. federal income tax purposes:

•	a nonresident alien individual,

•	a foreign corporation, or

•	an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from a debt security.

You should consult your own tax advisor regarding the U.S. federal, state and local and other tax consequences of owning and disposing of shares and ADSs in your particular circumstances.

This discussion addresses only U.S. federal income taxation.

In general, and taking into account the earlier assumptions, for U.S. federal income tax purposes, if you hold ADRs evidencing ADSs, you will be treated as the owner of the shares represented by those ADRs. Exchanges of shares for ADRs, and ADRs for shares, generally will not be subject to U.S. federal income tax.

Taxation of Dividends

U.S. Holders. Under the U.S. federal income tax laws, and subject to the passive foreign investment company, or PFIC, rules discussed below, if you are a U.S. holder, the gross amount of any dividend we pay out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) is subject to U.S. federal income taxation. If you are a noncorporate U.S. holder, dividends paid to you in taxable years beginning before January 1, 2011 that constitute qualified dividend income will be taxable to you at a maximum tax rate of 15% provided that you hold the shares or ADSs for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date and meet other holding period requirements. Dividends we pay with respect to the shares or ADSs generally will be qualified dividend income.

You must generally include any Luxembourg tax withheld from the dividend payment in this gross amount even though you do not in fact receive it. The dividend is taxable to you when you, in the case of shares, or the Depositary, in the case of ADSs, receive the dividend, actually or constructively. The dividend will not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. Distributions in excess of current and accumulated earnings and profits, as determined for U.S. federal income tax purposes, will be treated as a non-taxable return of capital to the extent of your basis in the shares or ADSs and thereafter as capital gain.

Special rules apply in determining the foreign tax credit limitation with respect to dividends that are subject to the maximum 15% tax rate. To the extent a refund of the tax withheld is available to you under Luxembourg law or under any applicable treaty, the amount of tax withheld that is refundable will not be eligible for credit against your U.S. federal income tax liability.

For foreign tax credit purposes, dividends will be income from sources outside the United States and will, depending on your circumstances, be either “passive” or “general” income for purposes of computing the foreign tax credit allowable to you.

U.S. Alien Holders. If you are a U.S. alien holder, dividends paid to you in respect of shares or ADSs will not be subject to U.S. federal income tax unless the dividends are “effectively connected” with your conduct of a trade or business within the United States, and the dividends are attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis. In such cases you generally will be taxed in the same manner as a U.S. holder. If you are a corporate U.S. alien holder, “effectively connected” dividends may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Taxation of Capital Gains

U.S. Holders. Subject to the PFIC rules discussed below, if you are a U.S. holder and you sell or otherwise dispose of your shares or ADSs, you will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference between the U.S. dollar value of the amount that you realize and your tax basis, determined in U.S. dollars, in your shares or ADSs. Capital gain of a noncorporate U.S. holder is generally taxed at preferential rates where the property is held for more than one year. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

U.S. Alien Holders. If you are a U.S. alien holder, you will not be subject to U.S. federal income tax on gain recognized on the sale or other disposition of your shares or ADSs unless:

•

the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis, or

•	you are an individual, you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist.

If you are a corporate U.S. alien holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Additional U.S. Federal Income Tax Considerations

PFIC Rules. Based on the Company’s expected income and assets, the shares and ADSs should not be treated as stock of a PFIC for U.S. federal income tax purposes, but this conclusion is a factual determination that is made annually and thus may be subject to change. If we were to be treated as a PFIC, unless a U.S. holder is permitted to elect and does elect to be taxed annually on a mark-to-market basis with respect to the shares or ADSs, gain realized on the sale or other disposition of your shares or ADSs would in general not be treated as capital gain. Instead, if you are a U.S. holder, you would be treated as if you had realized such gain and certain “excess distributions” ratably over your holding period for the shares or ADSs and would be taxed at the highest tax rate in effect for each such year to which the gain was allocated, together with an interest charge in respect of the tax attributable to each such year. With certain exceptions, your shares or ADSs will be treated as stock in a PFIC if we were a PFIC at any time during your holding period in your shares or ADSs. Dividends that you receive from us will not be eligible for the special tax rates applicable to qualified dividend income if we are treated as a PFIC with respect to you either in the taxable year of the distribution or the preceding taxable year, but instead will be taxable at rates applicable to ordinary income.

Medicare Tax. For taxable years beginning after December 31, 2012, a U.S. person that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the U.S. person’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. person’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A holder’s net investment income will generally include its dividend income and its net gains from the disposition of shares or ADSs, unless such dividend income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the shares or ADSs.

Information with Respect to Foreign Financial Assets. Under recently enacted legislation, individuals that own “specified foreign financial assets” with an aggregate value in excess of $50,000 in taxable years beginning after March 18, 2010 will generally be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions, as well as any of the following, but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties, and (iii) interests in foreign entities. U.S. holders that are individuals are urged to consult their tax advisors regarding the application of this legislation to their ownership of the shares or ADSs.

Backup Withholding and Information Reporting

If you are a noncorporate U.S. holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

•	dividend payments or other taxable distributions made to you within the United States, and

•	the payment of proceeds to you from the sale of shares or ADSs effected at a U.S. office of a broker.

Additionally, backup withholding may apply to such payments if you are a noncorporate U.S. holder that:

•	fails to provide an accurate taxpayer identification number,

•	is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or

•	in certain circumstances, fails to comply with applicable certification requirements.

Pursuant to recently enacted legislation, certain payments in respect of shares or ADSs made to corporate U.S. holders after December 31, 2011 may be subject to information reporting and backup withholding.

If you are a U.S. alien holder, you are generally exempt from backup withholding and information reporting requirements with respect to:

•	dividend payments made to you outside the United States by us or another non-U.S. payor and

•

other dividend payments and the payment of the proceeds from the sale of shares or ADSs effected at a U.S. office of a broker, as long as the income associated with such payments is otherwise exempt from U.S. federal income tax, and:

•	the payor or broker does not have actual knowledge or reason to know that you are a U.S. person and you have furnished the payor or broker:

•	an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-U.S. person, or

•	other documentation upon which it may rely to treat the payments as made to a non-U.S. person in accordance with U.S. Treasury regulations, or

•	you otherwise establish an exemption.

Payment of the proceeds from the sale of shares or ADSs effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of shares or ADSs that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States,

•	the payment of proceeds or the confirmation of the sale is mailed to you at a U.S. address, or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a U.S. person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, a sale of shares or ADSs effected at a foreign office of a broker will be subject to information reporting if the broker is:

•	a U.S. person,

•	a controlled foreign corporation for U.S. tax purposes,

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period, or

•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are “U.S. persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

•	such foreign partnership is engaged in the conduct of a U.S. trade or business,

unless the broker does not have actual knowledge or reason to know that you are a U.S. person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a U.S. person.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the United States Internal Revenue Service.

PLAN OF DISTRIBUTION

The securities offered by this prospectus may be sold from time to time by us or a selling security holder as follows:

•	through agents;

•	to dealers or underwriters for resale;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In some cases, we, selling security holders or dealers acting with us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the relevant prospectus supplement.

The securities we or selling security holders distribute by any of these methods may be sold to the public, in one or more transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

We or selling security holders may solicit offers to purchase the securities directly from the public from time to time. We or selling security holders may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act.

From time to time, we may sell, or selling security holders may resell, securities to one or more dealers as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public.

We may sell, or selling security holders may resell, securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of sale and will name them in the relevant prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The relevant prospectus supplement will include information about any underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

We or any selling security holder may authorize underwriters, dealers and agents to solicit from third parties offers to purchase securities under contracts providing for the payment and delivery on future dates. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations, and will include any required information about commissions we or any selling security holders may pay for soliciting these contracts.

We or any selling security holder may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those derivatives, the third parties may sell securities covered by this prospectus, including in short sale transactions. If so, the third party may use securities covered by this prospectus, including securities pledged by us or borrowed from us or others, to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such derivative transactions will be an underwriter or will be identified in a post-effective amendment. We may also sell ordinary shares or ADSs representing ordinary shares short using this prospectus and deliver ordinary shares or ADSs representing ordinary shares covered by this prospectus to close out such short positions, or loan or pledge ordinary shares or ADSs representing ordinary shares to financial institutions that in turn may sell the ordinary shares or ADSs representing ordinary shares using this prospectus. We may pledge or grant a security interest in some or all of the ordinary shares or ADSs representing ordinary shares covered by this prospectus to support a derivative or hedging position or other obligation and, if we default in the performance of its obligations, the pledgees or secured parties may offer and sell the ordinary shares or ADSs representing ordinary shares from time to time pursuant to this prospectus.

Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against civil liabilities, including liabilities under the Securities Act.

In connection with an offering, the underwriters may purchase and sell securities in the open market and may engage in transactions that stabilize, maintain or otherwise affect the price of the securities offered. These transactions may include overalloting the offering, creating a syndicate short position, and engaging in stabilizing transactions and purchases to cover positions created by short sales. Overallotment involves sales of the securities in excess of the principal amount or number of the securities to be purchased by the underwriters in the applicable offering, which creates a short position for the underwriters. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount it received because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, us and our subsidiaries and affiliates.

Pursuant to a requirement of the U.S. Financial Industry Regulatory Authority, the maximum compensation paid to underwriters in connection with any offering of the securities will not exceed 8% of the maximum proceeds of such offering.

VALIDITY OF THE SECURITIES

The validity of the securities and other matters governed by Luxembourg law will be passed upon for us by Elvinger, Hoss & Prussen, our Luxembourg counsel, and for any underwriters or agents by Luxembourg counsel named in the applicable prospectus supplement. The validity of the securities under New York law will be passed upon for us by Sullivan & Cromwell LLP, New York, New York and Washington, D.C., our special U.S. counsel, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2009, which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of Seamless Pipe Indonesia Jaya acquired in April 2009, have been so incorporated in reliance on the report of Price Waterhouse & Co. S.R.L., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ENFORCEMENT OF CIVIL LIABILITIES AGAINST FOREIGN PERSONS

We are a public limited liability company (société anonyme) organized under the laws of Luxembourg, and most of our tangible assets are located outside the United States. Furthermore, most of our directors and officers and some experts named in this prospectus reside outside the United States. As a result, investors may not be able to effect service of process within the United States upon us or our directors or officers or some experts or to enforce against us or them in U.S. courts judgments predicated upon the civil liability provisions of U.S. federal securities law.

We have appointed Tenaris Global Services U.S.A. Corporation, located at 2200 West Loop South, 8th Floor, Houston, TX 77027, as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any states in the United States or any action brought against us in the Supreme Court of the State of New York under the securities laws of the State of New York.

There is also uncertainty with regard to the enforceability of original actions in courts outside the United States of civil liabilities predicated upon the civil liability provisions of U.S. federal securities laws. Furthermore, the enforceability in courts outside the United States of judgments entered by U.S. courts predicated upon the civil liability provisions of U.S. federal securities law will be subject to compliance with procedural requirements under applicable local law, including the condition that the judgment does not violate the public policy of the applicable jurisdiction.

Tenaris S.A.

Debt Securities

Debt Warrants

Ordinary Shares

American Depositary Shares representing Ordinary Shares

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8.	Indemnification of Directors and Officers

Reference is made to the underwriting agreements, the proposed forms of which will be filed as Exhibits 1.1 and 1.3, which contain certain provisions for the indemnification by the underwriters of the Registrant and the Registrant’s directors and officers who signed the registration statement against certain civil liabilities under the Securities Act.

Reference is also made to the articles of association, filed as Exhibit 3.1, which indemnifies the Registrant’s directors and officers, as well as any former directors and officers, against all costs, charges and expenses reasonably incurred in connection with the defense or settlement of any civil, criminal or administrative action, suit or proceeding to which such director or officer may be made a party by reason of being or having been a director or officer, if he acted honestly and in good faith and, in the case of criminal or administrative proceedings, he had reasonable grounds to believe that his conduct was lawful, provided that the indemnity does not extend in any respect to any gross negligence, willful misconduct, fraud, dishonesty or other criminal offense which may attach to the director or officer.

Item 9.	Exhibits

The following documents are exhibits to the registration statement.

Number	Description

1.1	Form of Underwriting Agreement for Debt Securities.*

1.2	Form of Underwriting Agreement for Debt Warrants.*

1.3	Form of Underwriting Agreement for Ordinary Shares.*

3.1	Statuts Coordonnés (Updated and Consolidated Articles of Association) of Tenaris S.A. (English translation).**

4.1	Form of Indenture.

4.2	Form of Debt Security (included in Exhibit 4.1).

4.3	Form of Debt Warrant Agreement between Tenaris S.A. and the Debt Warrant Agent, including a form of Debt Warrant Certificate.*

4.4	Form of Deposit Agreement among Tenaris S.A., The Bank of New York as Depositary, and Owners and Holders of American Depositary Shares.***

4.5	Form of American Depositary Receipt (included in Exhibit 4.4).

5.1	Opinion of Elvinger, Hoss & Prussen, Luxembourg counsel to the Registrant, as to the validity of the securities (Luxembourg law).

5.2	Opinion of Sullivan & Cromwell LLP as to the validity of the securities.

8.1	Opinion of Elvinger, Hoss & Prussen, Luxembourg counsel to the Registrant, as to certain tax matters (Luxembourg law).*

8.2	Opinion of Sullivan & Cromwell LLP, as to certain tax matters. *

12.1	Computation of ratio of earnings to fixed charges.

23.1	Consent of Price Waterhouse & Co. S.R.L.

23.2	Consent of Elvinger, Hoss & Prussen (included in Exhibits 5.1 and 8.1).

23.3	Consent of Sullivan & Cromwell LLP (included in Exhibits 5.2 and 8.2).

24.1	Power of Attorney (included on signature page).

25.1	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1.****

*	To be filed by amendment or incorporated by reference. Tenaris S.A. will file as an exhibit to a report on Form 6-K that is incorporated by reference into this registration statement any related form used in the future and not previously filed by means of an amendment or incorporated by reference.
**	Previously filed with the SEC as an exhibit to our annual report on Form 20-F, filed by Tenaris S.A. with the SEC on June 29, 2007 (File No. 001-31518-07951090), and incorporated herein by reference to our annual report on Form 20-F, filed by Tenaris S.A. with the SEC on June 30, 2010 (File No. 001-31518-10927046).
***	Previously filed with the SEC as an exhibit to and incorporated herein by reference from our registration statement on Form F-6, filed by Tenaris S.A. with the SEC on August 9, 2010 (File No. 333-168673).
****	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 10.	Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

5. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

6. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

7. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

8. To supplement the prospectus, after the expiration of the subscription period for any rights offering, to set forth the results of the subscription offer, the transactions by the underwriters for such subscription offers during the subscription period, the amount of unsubscribed securities to be purchased by such underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

9. To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

10. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES OF TENARIS S.A.

Pursuant to the requirements of the Securities Act of 1933, Tenaris S.A. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on January 18, 2011.

TENARIS S.A.

By:	/s/ RICARDO SOLER
Name: Ricardo Soler
Title: Attorney in fact

By:	/s/ PABLO DE PELLEGRIN
Name: Pablo de Pellegrin
Title: Attorney in fact

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each of the individuals whose signature appears below constitutes and appoints Carlos Alberto Condorelli, Cristian Juan Pablo Mitrani, Cecilia Bilesio, Germán Curá, Ricardo Soler, Pablo de Pellegrin and Federico Luis Barroetaveña, any two acting jointly, as his or her true and lawful attorneys-in-fact and agents, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement or any such subsequent registration statement and reports on Form 6-K relating thereto and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, any two acting jointly, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any two of them acting jointly, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities set forth below and on the dates indicated.

Name	Title	Date

/s/ PAOLO ROCCA Paolo Rocca	Chairman and Chief Executive Officer (principal executive officer)	January 10, 2011

/s/ RICARDO SOLER Ricardo Soler	Chief Financial Officer (principal financial and accounting officer)	January 13, 2011

/s/ CARLOS FRANCK Carlos Franck	Director	January 7, 2011

/s/ ROBERTO MONTI Roberto Monti	Director	January 10, 2011

/s/ ROBERTO BONATTI Roberto Bonatti	Director	January 10, 2011

Name	Title	Date

/s/ CARLOS CONDORELLI Carlos Condorelli	Director	January 10, 2011

/s/ JAIME SERRA PUCHE Jaime Serra Puche	Director	January 10, 2011

Alberto Valsecchi	Director	_____________

/s/ AMADEO VAZQUEZ Y VAZQUEZ Amadeo Vazquez y Vazquez	Director	January 8, 2011

/s/ GUILLERMO VOGEL Guillermo Vogel	Director	January 11, 2011

/s/ GIANFELICE MARIO ROCCA Gianfelice Mario Rocca	Director	January 10, 2011

/s/ CHRIS D. NORTH Chris D. North	Authorized Representative in the United States	January 7, 2011

EXHIBIT INDEX

Number	Description

1.1	Form of Underwriting Agreement for Debt Securities.*

1.2	Form of Underwriting Agreement for Debt Warrants.*

1.3	Form of Underwriting Agreement for Ordinary Shares.*

3.1	Statuts Coordonnés (Updated and Consolidated Articles of Association) of Tenaris S.A. (English translation).**

4.1	Form of Indenture.

4.2	Form of Debt Security (included in Exhibit 4.1).

4.3	Form of Debt Warrant Agreement between Tenaris S.A. and the Debt Warrant Agent, including a form of Debt Warrant Certificate.*

4.4	Form of Deposit Agreement among Tenaris S.A., The Bank of New York as Depositary, and Owners and Holders of American Depositary Shares.***

4.5	Form of American Depositary Receipt (included in Exhibit 4.4).

5.1	Opinion of Elvinger, Hoss & Prussen, Luxembourg counsel to the Registrant, as to the validity of the securities (Luxembourg law).

5.2	Opinion of Sullivan & Cromwell LLP as to the validity of the securities.

8.1	Opinion of Elvinger, Hoss & Prussen, Luxembourg counsel to the Registrant, as to certain tax matters (Luxembourg law).*

8.2	Opinion of Sullivan & Cromwell LLP, as to certain tax matters.*

12.1	Computation of ratio of earnings to fixed charges.

23.1	Consent of Price Waterhouse & Co. S.R.L.

23.2	Consent of Elvinger, Hoss & Prussen (included in Exhibits 5.1 and 8.1).

23.3	Consent of Sullivan & Cromwell LLP (included in Exhibits 5.2 and 8.2).

24.1	Power of Attorney (included on signature page).

25.1	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1.****

*	To be filed by amendment or incorporated by reference. Tenaris S.A. will file as an exhibit to a report on Form 6-K that is incorporated by reference into this registration statement any related form used in the future and not previously filed by means of an amendment or incorporated by reference.

**	Previously filed with the SEC as an exhibit to our annual report on Form 20-F, filed by Tenaris S.A. with the SEC on June 29, 2007 (File No. 001-31518-07951090), and incorporated herein by reference to our annual report on Form 20-F, filed by Tenaris S.A. with the SEC on June 30, 2010 (File No. 001-31518-10927046).
***	Previously filed with the SEC as an exhibit to and incorporated herein by reference from our registration statement on Form F-6, filed by Tenaris S.A. with the SEC on August 9, 2010 (File No. 333-168673).

**** To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.